                                                                     EXHIBIT 2.1

                           Asset Purchase Agreement

     This Asset Purchase Agreement (the "Agreement") is made and entered into as of the 31st day of January, 1997 by and among Consolidated Forest Products, Inc., a Delaware corporation ("Buyer"), Consolidated Forest Products, L.L.C., a Alabama limited liability company (the "Company") and the members of the Company identified as such on the signature page to this Agreement (the "Members," which, together with the Company, are hereinafter sometimes referred to collectively as the "Sellers");

                                  WITNESSETH:

     WHEREAS, the Company is presently engaged in the Company's Business; and

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase from Sellers, the Business as well as the Acquisition Assets (as defined in Section 1.1) of the Company, for the consideration and on the terms set forth in this Agreement; and

     WHEREAS, Buyer and the Company have heretofore entered into a letter of intent dated December 12, 1996 (the "Letter of Intent") pursuant to which Buyer indicated its intention to acquire all or substantially all of the Acquisition Assets of the Company; and

     WHEREAS, the Letter of Intent contemplated that the parties hereto would enter into this Agreement;

     NOW, THEREFORE, IN CONSIDERATION of the premises, and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound thereby:

                                   ARTICLE I

                                The Acquisition
                                ---------------

     1.1  Assets to be Sold.  Subject to the terms and conditions of this
          -----------------
Agreement, at the Closing, Company shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Company, all of Company's right, title, interest, claims, equities and incidents of ownership in and to the Acquisition Assets, in each case, free and clear of any Lien, other than the liens described on Schedule 1.1 (the "Permitted Liens"). The Acquisition Assets shall mean all of Company's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, belonging to Company at the close of business on the Closing Date (as defined in Section 3.3) and which relate to the Business currently conducted by the Company as a going concern, including the design, manufacture and sale of its products and services and the furnishing of advisory and consultative services to customers as well as any and all goodwill associated therewith, other than the Excluded Assets (as defined in Section 1.2), including the following:

          (a) all fee, leasehold and other title interests in and all real property, including without limitation the real property described in Schedule 1.1(a), together with all improvements, buildings and fixtures located therein or thereon and all construction in progress;

          (b) all machinery, equipment, fixtures, computer hardware and software (subject to any restrictions by the licensor on the assignment thereof), tools, supplies, spare parts, furniture, vehicles and other tangible personal property and assets owned or leased by Company, including without limitation those items described in Schedule 1.1(b);

          (c) all inventories of raw materials, work-in-process and finished goods of Company as of the Closing Date, wherever located, including whether located in or about Company's facilities, in transit to Company's facilities or in transit to any Company customer, provided that title has not passed to such Company customer;

          (d) all trade accounts receivable and other rights to receive payments from customers of Company as of the Closing Date, including all trade accounts receivable representing amounts receivable in respect of goods shipped, products sold or services rendered to customers of Company on or prior to the Closing Date, and the full benefit of all securities for such accounts or debts, and those other accounts receivable and notes receivable (including any claims, remedies and other rights related to any of the foregoing) listed on Schedule 1.1(d);

          (e) all of Company's interest in (including all rights, benefits and privileges) all written or oral Contracts, described on Schedule 1.1(e), and all outstanding offers or solicitations to enter into any of the foregoing, except for the Excluded Assets.

          (f) all approvals, consents, licenses, Permits, waivers, or other authorizations issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity, or pursuant to any Law or ordinance of any Governmental Entity or any principal of common law owned, held or utilized by Company in connection with the ownership of the Acquisition Assets and the operation of the Business, and all pending applications thereof, in each case to the extent transferrable to Buyer, including without limitation those listed on
Schedule 1.1(f);

          (g) all operating data and records of Company, including client and customer lists and records, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, copies of financial, accounting and personnel records, correspondence and other similar documents and records;

          (h) all of the intangible and Intellectual Property of Company, including all software (including all source codes and object codes), products, trade secrets, know-how, processes, methods, plans, research data, marketing plans and strategies, forecasts, trademarks, service marks, trade names, patents and patent rights, logos and copyrights and all applications for trademark, service mark, trade name, patent and copyright registration, including those trademarks, service marks, trade names, patents, logos and copyrights listed on or described in
Schedule 1.1(h);

          (i) all claims of Company against third parties relating to the Business or the Acquisition Assets, whether choate or inchoate, known or unknown, contingent or otherwise, including without limitation all such claims listed on Schedule 1.1(i);

          (j) all insurance proceeds arising in connection with damage to the Acquisition Assets occurring prior to the Closing Date, to the extent not expended for the repair or restoration of the Acquisition Assets;

          (k) those prepaid expenses relating to the Acquisition Assets which are listed on Schedule 1.1(k);

          (l)     the going concern value and goodwill of Company;

          (m) all other properties and assets of every kind, character or description, tangible or intangible, owned by Company and used or held for use in connection with the Business, to the extent assignable in the case of intangible properties and assets, whether or not similar to the items specifically set forth above; and

          (n) all bank accounts, investment accounts and investments of the Company, except for one bank account to be established by the Company for purposes of receiving the Purchase Price, which bank account as of Closing will have a balance of less than $100.

     1.2  Excluded Assets.  Notwithstanding anything to the contrary contained
          ---------------
in Section 1.1 or elsewhere in this Agreement, the following items (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Acquisition Assets being conveyed hereunder, and shall remain the property of Company:

          (a)     the minute books and membership ownership records of Company;

          (b)     all of Company's Contracts listed in Schedule 1.2(b);

          (c) all personnel records, income tax returns, work papers directly relating to income tax returns and other records which Company is required by Law to retain in its possession;

          (d) all rights and funds in connection with retirement, employee benefit and similar plans;

          (e) any assets expressly designated in Schedule 1.2(e) as Excluded Assets; and

          (f) any and all other assets designated by Buyer, in its sole discretion, as being Excluded Assets. Buyer shall advise Company in writing at least five (5) days prior to Closing of those other items which Buyer does not intend to purchase. The exclusion of any such items shall not reduce the Purchase Price.

     1.3  Instruments of Conveyance.  In order to effectuate the transfer of the
          -------------------------
Acquisition Assets contemplated by Section 1.1 of this Agreement, at the Closing on the Closing Date, Sellers will execute and deliver, or cause to be executed and delivered, dated the Closing Date, (i) all such general and special warranty deeds (in recordable form) as may be required in connection with the purchase of the Acquisition Assets; (ii) Bills of Sale and Assignments, including a Bill of Sale and General Assignment in the form of Exhibit A attached hereto (the "Bill of Sale"); (iii) Certificates of Title; (iv) all of the Company's Leases, Contracts and commitments (to the extent any of same are Assumed Liabilities), books and records, and all other data relating to the Acquisition Assets, the Business, and the Company's operations; and (iv) other documents or instruments of assignment, transfer or conveyance, as Buyer shall reasonably deem necessary or appropriate to vest in or confirm to Buyer good, marketable and indefeasible title to the Acquisition Assets, free and clear of any and all Liens except as otherwise expressly permitted in this Agreement. Concurrent with such delivery, Seller shall take or cause to be taken all action requisite to put Buyer in actual possession and operating control of the Acquisition Assets and the Business, and shall cooperate with Buyer in consolidation and transfer of all books and records attendant to the Company's Business, other than those assets which are Excluded Assets.

     1.4  Assumption of Liabilities.
          -------------------------

          (a)     Assumed Liabilities.  On the Closing Date, Buyer shall
                  -------------------
deliver to Company an undertaking and assumption, in the form of Exhibit B hereto (the "Assumption Agreement"), pursuant to which Buyer shall assume and agree to discharge only the liabilities and obligations specifically enumerated on Schedule 1.4(a) (the "Assumed Liabilities") and no others.

          (b)     Retained Liabilities.  Except as otherwise specifically set
                  --------------------
forth in Section 1.4(a) of this Agreement, Buyer shall not assume any liabilities or obligations of the Company of any kind, whether such liabilities or obligations relate to payment, performance or otherwise, are matured or unmatured, are known or unknown, are contingent or otherwise, are fixed or absolute, or are present, future or otherwise (the "Retained Liabilities"), it being understood that all of the Retained Liabilities shall remain the sole responsibility and obligation of, and shall be retained, paid, performed and/or discharged solely by, Sellers. Except as set forth in Schedule 1.4(a), the following shall be considered "Retained Liabilities" of the Company for the purposes of this Agreement:

                  (i) any liability or obligation of the Company arising under this Agreement;

                  (ii) any liability or obligation arising from any product liability claim not specifically assumed by Buyer pursuant to Section 1.4(a) in respect of goods or products of the Business manufactured or sold prior to the Closing Date;

                  (iii) any liability or obligation for any Tax and any related charge or amount (including any fine, penalty, interest, or addition to Tax), imposed, assessed, or collected by or under the authority of any Governmental Entity or payable pursuant to any Tax-sharing agreement or any other Contract relating to the sharing or payment of any such Tax, levy, assessment, tariff, duty, deficiency, or fee, including without limitation (1) any Taxes arising as a result of Company's operation of the Business or ownership of the Acquisition Assets before the Closing Date, (2) any Taxes that will arise as a result of the sale of the Acquisition Assets pursuant to this Agreement, and (3) any liability for deferred Taxes of any nature;

                  (iv) any cost, damage, expense, liability, obligation, or other responsibility arising from or under any Law or other requirement relating to (a) the soil, land surface or subsurfaced strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource, or any Environmental Law, or (b) public or employee health and safety or designated to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry association and insurance companies), designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions ("Occupational Safety and Health Law"); (c) fines, penalties, judgments, awards, settlements, legal or administrative Proceedings, damages, losses, claims, demands and response, remedial, or inspection costs and expenses arising under any Environmental Law or Occupational Safety and Health Law; (d) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by any applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Entity or any other Person) and for any natural resource damages; or (e) any other compliance, corrective, or remedial measures required under any Environmental Law or Occupational Safety and Health Law, including any Costs of Remediation;

                  (v) any liability or obligation arising under any Contract that is not assumed by Buyer under this Agreement;

                  (vi) any liability or obligation to indemnify any member, officer, manager, employee or agent of Company;

                  (vii) any liability or obligation relating to accrued payroll, accrued vacation, accrued sick leave, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, Employee Benefit Plans or any other benefits of any kind for employees or former employees, or both;

                  (viii) any liability or obligation under any Employee Benefit Plans or other employment, severance, retention or termination agreement with any employees of Company or any Person;

                  (ix) any liability or obligation arising out of or related to any employee grievance commenced or relating to periods prior to the Closing Date whether or not the affected employees become employees of Buyer;

                  (x) any liability or obligation under any Contract that is transferred to Buyer as part of the Acquisition Assets which arises after the Closing Date and which is attributable to or associated with (1) any breach of or default under (or an event which, with the passing of time or the giving of notice, or both, constitutes a breach of or default under) any such transferred Contract, which breach, default or event occurred prior to the Closing Date, or
(2) any service provided or to have been provided by Company under any such transferred Contract prior to the Closing Date;

                  (xi) any liability or obligation to distribute to the Members of Company or otherwise apply all or any part of the consideration received hereunder;

                  (xii) any Proceeding commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or other Person whether or not set forth in any Exhibit or Schedule delivered to Buyer, or any other Proceeding arising out of, or relating to, any occurrence or event happening before the Closing Date;

                  (xiii) any liability or obligation arising out of or resulting from Company's non-compliance with any Law or any order, injunction, judgment, decree, ruling, assessment or arbitration award;

                  (xv) any liability or obligation based upon acts or omissions of Company occurring after the Closing Date;

                  (xvi) any other liability or obligation of Company, including any liability or obligation directly or indirectly arising out of or relating to the operation of the Business or ownership of the Acquisition Assets prior to the Closing Date, whether contingent or otherwise, fixed or absolute, known or unknown, matured or unmatured, or present, future or otherwise, except for the Assumed Liabilities; and

                  (xvii) any bodily injury (including illness, disability and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person or any Acquisition Assets in any way arising from or allegedly arising from any activity involving Hazardous Materials conducted with respect to the Acquisition Assets prior to the Closing Date, or from Hazardous Materials that were (1) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Materials emanated or allegedly emanated from any of the Facilities and were present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (2) released or allegedly released on or at any Acquisition Assets at any time on or prior to the Closing Date.

                                  ARTICLE II

                 Purchase Price; Allocation of Purchase Price
                 --------------------------------------------

     2.1  Purchase Price.  In reliance upon the representations, warranties,
          --------------
covenants and agreements of Sellers contained herein, and in consideration of the sale, transfer, assignment and delivery by Sellers to Buyer of the Acquisition Assets and the Business, Buyer hereby agrees to purchase the Acquisition Assets and the Business, pursuant to Section 1.1 hereof, assume the Assumed Liabilities, and pursuant to Article III hereof, pay to the Company as full and complete payment for the Acquisition Assets and the Business, the Purchase Price calculated and payable as set forth in Article III hereof.

     2.2  Allocation.  The Purchase Price shall be allocated among the
          ----------
Acquisition Assets as specified in Schedule 2.2 hereof. After the Closing, the parties agree to make consistent use of the allocation, fair market value and useful life specified in Schedule 2.2 for all Tax purposes and in any and all filings, declarations and reports with the IRS in respect thereof, including without limitation, the reports required to be filed under Section 1060 of the Code, if applicable, it being understood that Buyer shall prepare and deliver IRS Form 8594 to Sellers within forty-five (45) days after the Closing Date if such form is required to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor Sellers shall contend or represent that such allocation is not a correct allocation.

                                  ARTICLE III

              Calculation and Payment of Purchase Price; Closing
              --------------------------------------------------

     3.1  Calculation; Payment.  At the Closing, on the Closing Date, Buyer
          --------------------
shall pay to the Company as the Purchase Price for the Acquisition Assets and the Business (the "Purchase

Price") an amount equal to the sum of (a) $12,050,000 (the "Cash Portion"), (b) a promissory note in the original principal amount of $250,000, which will be subject to an offset following the Closing Date, to the extent the current assets of the Company purchased less the Assumed Liabilities are less than $400,000 (the "Shortfall") and in the form of Exhibit C hereto (the "Short-Term Note"), and (c) a promissory note in the original principal amount of $700,000, subject to offset by the amount of the Shortfall in excess of the original principal amount of the Short-Term Note, if any, and in the form of Exhibit D hereto (the "Promissory Note") which, together with the Short-Term Note, are hereinafter referred to as the "Notes"), and (d) the Assumed Liabilities. The Purchase Price for the Acquisition Assets of the Company and the Business shall be paid by Buyer to the Company at the Closing on the Closing Date by Buyer (a) delivering to the Company the Cash Portion by wire transfer to an account specified by the Company, (b) executing and delivering to the Company the Notes, and (c) executing and delivering to the Company the Assumption Agreement.

     3.2  Offset Against Notes.
          --------------------

          (a)     (i)    In order to determine whether a Shortfall exists as of
the Closing Date, promptly following the Closing, the books and records of the Company shall be audited by the Accountants, such audit to be performed in accordance with generally accepted auditing standards, consistently applied. The Accountants shall make their determination as to whether there is a Shortfall within 60 Days of the Closing. The Accountants' determination of the Shortfall, if any (subject to Buyer's right to mediation and arbitration under Section 15.14) shall be final when so determined. If the Accountants determine there is a Shortfall and if the Shortfall is greater than the principal amount of, and accrued but unpaid interest on, the Promissory Note, then and in such event, the Promissory Note shall be marked "cancelled" by the Company and shall be delivered to Buyer, together with such additional amount in cash which, when added to the Promissory Note, both principal and interest, shall equal the Shortfall, or at Buyer's option, such additional amount may be satisfied, in whole or in part, by offset against the Short-Term Note.

                  (ii) Whether a Shortfall exists shall be determined after taking into account, and after giving effect to, the Tax Distributions contemplated by this Agreement. At Closing, Sellers shall estimate the Tax Distributions with respect to the earnings of the Company as of the close of business on the last Business Day immediately preceding the date of Closing. For purposes of determining the actual Tax Distributions, as soon as reasonably practicable following Closing, the Accountants shall determine, for federal, state and local income Tax purposes, the earnings of the Company and the aggregate federal, state and local income Tax payable by the Members by reason of the net taxable income attributable to each of them from the pass through of income, credits, deductions and other allocable items under the Code for the Company's 1997 fiscal year through the last Business Day immediately preceding the date of Closing (the "Tax Liability"). To the extent the Tax Distributions made to the Members of the Company for the Company's 1997 fiscal year through the last Business Day immediately preceding the date of Closing are less than the Tax Liability (the "Tax Liability Shortfall"), upon receipt from the Accountants of their determination of the Tax Liability, Buyer shall cause to be distributed to the Company or the Members of the Company, the Tax Liability Shortfall. At such time as it is determined by the Accountants that the Tax Distributions made were in excess of the Tax Liability of the Members, the Members shall immediately pay to Buyer or shall cause the Company to pay to Buyer the amount of such excess.

          (b) Any reduction in the principal amount of either of the Notes, or both, pursuant to Section 3.2(a) hereof shall be deemed to be applied in the reduction of, and shall constitute a payment or prepayment of the principal and any accrued but unpaid interested remaining owing on, either of the Notes, or both, and the Company shall endorse the amount of such credit upon the reverse side of said Notes, and shall confirm same in writing to Buyer.

          (c)     In addition to possible reduction in the Notes as provided by
Section 3.2(a) hereof, it is agreed and understood that the indebtedness evidenced by the Notes shall be and remain subject to possible reduction by having credited against the Notes, whether principal or interest, any amounts for which Sellers may be liable to Buyer pursuant to Article XII for Damages as provided therein. Any such credit shall be deemed to be applied in the reduction of, and shall constitute a payment or prepayment of the unpaid balance of, principal and any accrued but unpaid interest then remaining owing on the Notes as Buyer elects, and the Company or other holders of the Notes shall endorse the amount of such credit upon the reverse side of said Notes and shall confirm same in writing to Buyer; provided, however, any such credit shall not be applied if Sellers, at their option, elect to pay the amount of such credit in cash to Buyer; and provided further, that in the event the Notes have been paid in full, Sellers shall remit the amount of such Damages (up to the Cap Amount) in cash to Buyer immediately upon demand. Buyer's offset rights against the Notes shall be in addition to, but not in lieu of, Buyer's rights against Sellers for indemnification as provided in Article XII, it being the intent of the parties that the liability of Sellers to Buyer for indemnification and Damages shall, subject to the Cap Amount, be for the full amount thereof, rather than being limited to the outstanding balance of the Notes. Offsets against the Notes with respect to principal and/or interest shall be applied as provided in the Notes. All rights, remedies and privileges of Buyer for indemnification and Damages against Sellers shall be the several, and not joint and several obligation, of Sellers.

     3.3  Closing and Closing Date.  The Closing of the transactions
          ------------------------
contemplated hereby (the "Closing") shall take place (i) at the offices of Ritchie & Rediker, L.L.C., Birmingham, Alabama on the later of February 28, 1997, or ten (10) Business Days after each of the conditions precedent set forth in ARTICLES IX and X have been satisfied or waived, or (ii) at such other place or on such other date as Buyer and Sellers shall agree (the "Closing Date").

                                  ARTICLE IV
                   Representations and Warranties of Sellers
                   -----------------------------------------

     Sellers represent and warrant, severally, and not jointly and severally, to Buyer that:

     4.1  Organization; Authority.  Company is a limited liability company duly
          -----------------------
organized, validly existing and in good standing under the Laws of the state of Alabama and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     4.2  Qualification.  The Company is duly qualified to do business and
          -------------
is in good standing in each jurisdiction identified on Schedule 4.2.   The
Company is not required to be qualified or licensed to do business in any other jurisdictions where the failure to be so qualified or licensed would, individually or in the aggregate, have a Material Adverse Effect.

     4.3  Constituent Documents.  The Company has delivered to Buyer accurate
          ---------------------
and complete copies of the Articles of Organization and Operating Agreement of the Company as currently in effect.

     4.4  Authority Relative to This Agreement.
          ------------------------------------

          (a) Sellers have all requisite power and authority to execute, deliver, and perform their respective obligations under this Agreement and each of the Ancillary Agreements (to the extent they are parties thereto). The execution and delivery by Sellers of this Agreement and each of the Ancillary Agreements (to the extent they are parties thereto), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Sellers.

          (b) This Agreement constitutes, and each of the Ancillary Agreements upon its execution will constitute, the legal, valid and binding obligation of Sellers (to the extent they are parties thereto), enforceable in accordance with their respective terms, except to the extent such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar Laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. Except as described on Schedule 4.4(b) hereto, the execution, delivery and performance by Sellers of this Agreement and each of the Ancillary Agreements (to the extent they are parties thereto), and the consummation of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, license or authorization of any Person (except as already obtained).

     4.5  Non-Contravention.  Except as set forth on Schedule 4.5, the
          -----------------
execution, delivery, and performance by Sellers of this Agreement and each of the Ancillary Agreements (to the extent they are parties thereto) and the consummation by each of them of the transactions contemplated hereby and thereby do not and will not (i) conflict with, or result in a violation of any provision of, the Articles of Organization, regulations or operating agreement of Company, (ii) conflict with, or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, agreement, or other instrument or obligation to which any of Sellers is a party or by which any of Sellers or their respective business or any of their respective owned or leased assets may be bound, (iii) conflict with or result in a violation of any provision of any Members' agreement, voting agreement, voting trust agreement, stock pledge agreement, loan agreement or other Contract by which any of Sellers may be bound, (iv) result in the creation or imposition of any Encumbrance upon any of the assets of any of Sellers, or (v) assuming compliance with the matters referred to in Section 4.6, violate any Applicable Law binding upon any of Sellers.

     4.6  Governmental Approvals.  Except for consents required under the
          ----------------------
HSR Act, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by any of Sellers in connection with the execution, delivery, or performance by Sellers of this Agreement or any of the Ancillary Agreements (to the extent they are parties thereto) or the consummation by Sellers of any of the transactions contemplated hereby or thereby, other than (i) as set forth on
Schedule 4.6; and (ii) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company considered as a whole or on the ability of Sellers to consummate the transactions contemplated hereby.

     4.7  Financial Statements.
          --------------------

          (a) The Company has delivered to Buyer accurate and complete copies of
(i) the Company's audited financial statements described on Schedule 4.7(a) (the "Audited Financial Statements"), and (ii) the Company's unaudited financial statements described on Schedule 4.7(a) (the "Company's Unaudited Financial Statements"), certified by the Company's chief financial officer (the financial statements referred to in (i) and (ii) being collectively referred to as the "Financial Statements"). Until Closing, the Company will deliver to Buyer as of the end of each calendar month preceding Closing true and correct copies of the Company's Unaudited Financial Statements of the type described on Schedule 4.7(a) (the "Supplementary Unaudited Financial Statements"). As used herein, the term "Financial Statements" shall mean the Financial Statements and the Supplementary Unaudited Financial Statements. The Financial Statements (i) represent actual bona fide transactions, (ii) except as described on Schedule 4.7(a) have been prepared from the books and records of the Company in conformity with GAAP, applied on a basis consistent with preceding years throughout the periods involved and (iii) fairly present the Company's financial position as of the respective dates thereof and its results of operations, retained earnings and cash flows for the periods then ended.

          (b) The Company has delivered to Buyer copies of the financial statements for the Company described on Schedule 4.7(b) (the "Projected Financial Statements"). The Projected Financial Statements have been prepared by the Company in good faith, based upon information and assumptions reasonably believed by it to be sound and accurate and represent, to the best knowledge and belief of Sellers, reasonable projections as to the future operations and financial performance of the Company. Buyer acknowledges, however, that the Projected Financial Statements are based on a number of assumptions that are subject to significant uncertainties and contingencies, that there is no assurance that the results indicated on the Projected Financial Statements will be realized, and that actual results may be higher or lower than those shown on the Projected Financial Statements. Buyer further acknowledges that the Projected Financial Statements are based wholly or in part on industry information and trends which are subject to various interpretations and extrapolations and that Sellers make no representation, warranty or other assurance as to the attainability of the financial condition or operating results shown on the Projected Financial Statements.

     4.8  Business Information.  The Company has delivered to Buyer
          --------------------
accurate and complete copies of the information with respect to the Company described on Schedule 4.8 (collectively the "Business Information"). As of the date hereof, the information contained in the Business Information is true and correct in all Material respects and does not omit any Material fact necessary to be stated therein or required to be stated therein in order to make any statement contained therein not misleading.

     4.9  No Undisclosed Liabilities.  Except as set forth in Schedule 4.9,
          --------------------------
the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business of the Company since the respective dates thereof which might, individually or in the aggregate, subsequent to the Closing reasonably be expected to have a Material Adverse Effect on the Company's Business, assets, results of operations, conditions (financial or otherwise), or prospects of the business of the Company, or the ownership or operation of the Company's assets or any Material portion thereof.

     4.10  Bank Accounts; Accounts Receivable; Investments.
           ------------------------------------ -----------

           (a) Schedule 4.10(a) contains a complete and accurate list of all bank depositories for funds of the Company, the style of each account and the account number at each depository, and the person or persons authorized to draw funds therefrom.

           (b) All accounts receivable being sold by the Company that are reflected on the Financial Statements or on the accounting records of the Company as of the Closing Date

(collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business of the Company. Except to the extent paid prior to the Closing Date, the Accounts Receivable are and will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Financial Statements represents of the Accounts Receivable reflected therein and will not represent a Material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of off-set, other than returns in the ordinary course of business of the Company, under any Contract with any maker of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 4.10(b) contains a complete and accurate list of all Accounts Receivable as of the date of the Financial Statements, which list sets forth the aging of such Accounts Receivable.

           (c) Schedule 4.10(c) contains a complete and accurate listing of all investments of the Company, and if any of such investments are under the direction or control of any financial institution or depository, the name of each such institution or depository, the style of account maintained at each such institution or depository, the person or persons authorized to give instructions with respect to such accounts and the principal contact person at each such institution or depository.

     4.11  Inventory.  All inventory and raw materials of the Company,
           ---------
whether or not reflected in the Financial Statements, are in good condition and consist of a quality and quantity usable and salable in the ordinary course of business of the Company, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. Inventory now on hand was acquired in the ordinary course of business of the Company at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company. Work-in-process inventory is now and will be valued on the Closing Date according to GAAP.

     4.12  Contracts.
           ---------

           (a) Schedule 4.12(a) lists all Material Contracts of the Company wherein the Company is obligated to provide goods or services, or wherein the Company is obligated to purchase goods or services.

           (b) Schedule 4.12(b) lists all other Material Contracts of the Company, as well as all Contracts covering any Employee Benefit Plans, including any executive compensation arrangements, change in control agreements or severance plan or arrangement for any current or former employee of the Company.

     4.13  Real Property.
           -------------

           (a) Schedule 4.13(a) lists all real property owned by Company (the "Owned Real Property"). The Company holds good and marketable title to all of its Owned Real Property and improvements thereon, free and clear of any Encumbrances thereon except as set forth on Schedule 4.13(a). None of the Owned Real Property is subject to any right or option of any other Person to purchase or otherwise obtain title to all or any portion of such property.

           (b) Schedule 4.13(b) contains a list of all leases, licenses, Permits, subleases, and occupancy agreements, together with any amendments thereto (the "Leases") with respect to (i) all real property leased by the Company (as lessee and including those in the names of nominees or other entities) and used or occupied in connection with Company's Business (the "Leased Property"), and (ii) all real property leased or subleased by the Company, as lessor or sublessor, to third parties. Except as identified on
Schedule 4.13(b), true, complete and accurate copies of the Leases have been delivered to Buyer, and each of such Leases is in full force and effect without modification or amendment from the form delivered. No option has been exercised under any of such Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been delivered to Buyer with the corresponding Lease. Neither the Company nor any of the other parties to the Leases is in default under any of the Leases, and no Material amount due under the Leases remains unpaid, no Material controversy, claim, dispute or agreement exists between the parties to the Leases, and no default has occurred which with the giving of notice or with the passage of time, or both, would constitute a default thereunder.

           (c) Except as set forth on Schedule 4.13(c):

               (i) Sellers have not received any notice of any violation of any Applicable Laws (including, without limitation, the Americans with Disabilities Act) in respect of the Owned Real Property or Leased Property, which has not been heretofore remedied, and to the best Knowledge and belief of Sellers, there does not exist any such violations which, individually or in combination with any others, Materially and adversely affects the ability of the Company to use the affected parcels of Owned Real Property or Leased Property in the manner and scope in which it is now being used or operated;

               (ii) Sellers have not received any notice, nor do any of Sellers have any Knowledge, that any operations on or uses of the Owned Real Property or Leased Property constitute non-conforming uses under any Applicable Laws; and

               (iii) Sellers do not have any Knowledge, nor have any of Sellers received any notice of, any pending, threatened or contemplated rezoning proceeding affecting the Owned Real Property or Leased Property.

           (d) Except as set forth in Schedule 4.13(d), Sellers have not received any notice from any insurance carrier regarding defects or inadequacies in the Owned Real Property or Leased Property, which, if not corrected, would result in termination of the Company's insurance coverage therefor or an increase in the cost thereof.

           (e) Except as set forth on Schedule 4.13(e), there is no pending or, to the Knowledge of Sellers, threatened:

               (i) Condemnation of any part of the Owned Real Property or the Leased Property by any Governmental Entity;

               (ii) Assessment against any part of the Owned Real Property or the Leased Property; or

               (iii) Litigation against the Company for breach of any restrictive covenant affecting any part of the Owned Real Property or Leased Property.

           (f) Except as set forth on Schedule 4.13(f), to Sellers' Knowledge, there are no defects in the condition of, or repair problems with respect to the improvements located on, the Owned Real Property in excess of $20,000.00 as to any one item or $50,000.00 in the aggregate. The Company's Leased Property has been maintained in accordance with any leases or other Contracts with respect thereto and to Sellers' Knowledge is in good operating condition and repair (subject to normal wear and tear).

           (g) The Company has delivered to Buyer complete copies of all title insurance policies, insurance policies, title reports, other title documents, surveys, certificates of occupancy, and Permits in the possession of the Company and requested by Buyer for review relating to the Owned Real Property or Leased Property or any of the buildings, improvements or fixtures situated thereon.

     4.14  Personal Property.
           -----------------

           (a) Schedule 4.14 contains a list of the Company's material owned or leased personal property as of the date hereof. The Company owns outright and has good and marketable title to all its personal property subject to no Lien except for Permitted Liens, or as set forth on Schedule 4.14(a), or if leased by the Company, in each case under valid and enforceable leases.

           (b) Except as set forth on Schedule 4.14(b), the Company's personal property that is presently being used in the Business: (i) in the aggregate is adequate to conduct its business in substantially the manner currently conducted; (ii) is suitable for the purposes for which it is currently used;
(iii) to Sellers' Knowledge, has no defects in excess of $10,000.00 as to any one item or $25,000.00 in the aggregate; and (iv) has been maintained in accordance with any leases or other contracts with respect thereto and, to Sellers' Knowledge, is in good operating condition and repair (subject to normal wear and tear).

          (c) Set forth on Schedule 4.14(c) is a list and brief description, including, but not limited to, cancellation terms and annual lease payment terms of each personal property lease under which the Company is the lessee of personal property used in connection with the operation of its business (the "Personalty Leases"). The Company has been in peaceable possession of the property covered by each such Personalty Lease since the commencement of the original term of such Personalty Lease. The Company is not in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Company under any of such Personalty Leases except where such breach, default or event would not reasonably be expected to have a Material Adverse Effect on the business, assets or prospects of the Company's Business or the use or operation of such leased personal property or any Material portion thereof; and the Company has not received any notice from, or given any notice to, any lessor indicating that the Company or such lessor is in breach of or in default under any of such Personalty Leases.

     4.15  Permits.  Schedule 4.15 sets forth a list of each Permit that is
           -------
Material to or necessary for the conduct of the Company's Business or the ownership or use of its assets as currently or currently proposed to be conducted, owned and used by the Company, the date such Permits were obtained, the date of renewals thereof, and the status of each Permit. All Permits included on Schedule 4.15, except as noted therein, are in full force and effect and no Proceeding is pending or threatened to revoke or limit any such Permit.
Schedule 4.15 sets forth a list of those Permits (i) which are necessary for the conduct of the business after the Closing Date, and which are non-assignable;
(ii) which will terminate or (iii) which must otherwise be amended upon the consummation of the transactions contemplated by this Agreement.

     4.16  Intellectual Property.  Schedule 4.16 contains a list of all
           ---------------------
Intellectual Property in which the Company has any right, title or interest or which has been used in connection with, or which relates to, its Business. Except as set forth in Schedule 4.16, the Company either owns or has the right to use by license, sublicense, agreement, or permission all of the Intellectual Property set forth on Schedule 4.16. Except as otherwise set forth in Schedule 4.16, the Company has not granted a license, nor reached an understanding with any third party, nor entered into a written agreement, relating in whole or in part, to any of the Intellectual Property of the Company used in connection with the conduct of its Business, and there has been no assertion thereof by any Person. To the Knowledge of the Company, there is no infringement or other adverse claim against the rights of the Company with respect to any of the Intellectual

Property used or owned by the Company in connection with the conduct of its business. Schedule 4.16 lists separately the Company's trademarks and trade names (the "Trademarks and Trade Names"). The Company has not been charged with, nor, to the Knowledge of the Company, is it threatened to be charged with, nor is there any Basis for any charge of, with respect to its Trademarks and Trade Names, the infringement or other violation of the Intellectual Property rights of any other Person. In connection with the conduct of its Business, the Company, with respect to its Trademarks and Trade Names, has not infringed, nor is it infringing, any Intellectual Property right of any other Person.

     4.17  Insurance.
           ---------

           (a) Schedule 4.17(a) sets forth a list of all material insurance policies providing coverage for the properties or operations of the Company's Business, the type and amount of coverage, and the expiration dates of the policies. Such current policies are valid and enforceable in accordance with their terms, are in full force and effect and insure against risk and liabilities to the extent and in the manner deemed appropriate and sufficient by the Company. The Company has not received notice from any insurance carrier:
(i) threatening a suspension, revocation, modification, or cancellation or any insurance policy or a Material increase in any premium in connection therewith, or (ii) informing the Company that any coverage listed on Schedule 4.17(a) will not or may not be available in the future on substantially the same terms as now in effect.

           (b) Set forth on Schedule 4.17(b) is a list of the aggregate claims and all individual claims with respect to product liability relating to the Company's Business in the last five (5) years. Except as set forth on Schedule 4.17(b), there is no claim pending under any of the policies listed in Schedule 4.17(b) hereto as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

           (c) The Company has not been refused any insurance with respect to its assets or its business by any insurance carrier to which the Company has applied for any such insurance or with which the Company has maintained insurance during the preceding three years with the reason for such refusal arising as a result of the operations of the Company's business.

     4.18  Customers and Suppliers.  Schedule 4.18 sets forth a complete
           -----------------------
and correct list of (i) the 25 largest customers by aggregate dollars of net sales of the Company during the Company's last full fiscal year, and (ii) the 10 largest suppliers by dollar volume of the Company and the aggregate dollar volume of purchases by the Company for such fiscal year. Except as set forth on
Schedule 4.18, none of such customers or suppliers has, or to the Knowledge of the Company, intends to, terminate or change significantly its relationship with the Company's business.

     4.19  Capital Expenditures.  Schedule 4.19 sets forth a complete and
           --------------------
correct list of all capital expenditures, purchases of equipment and maintenance expenditures, in excess of

$100,000.00, with respect to the Company's business (a) undertaken (i) for the past two (2) fiscal years and (ii) from the period from September 30, 1996 through the date of the latest of the Company's Unaudited Balance Sheets delivered to Buyer, and (b) undertaken, planned or committed since the date thereof.

     4.20  Employees.  Set forth on Schedule 4.20 is a list of the name,
           ---------
social security number, and dates of employment by the Company of each employee of its business as of December 1, 1996, together with a description of the position for each employee whose annual compensation exceeds $50,000.00 and the total amounts of salary, bonuses, and other compensation paid or payable by the Company to each such employee for the current fiscal year and the immediately preceding fiscal year.

     4.21  Financial Requirements.  Set forth on Schedule 4.21 is a list
           ----------------------
and brief description of all bonds, deposits, financial assurance requirements, and insurance coverage required to be submitted to Governmental Entities for the continued ownership and operation of the Acquisition Assets and the operation of the Company's Business.

     4.22  Books and Records.  Except as set forth on Schedule 4.22, all
           -----------------
the books and records of the Company relating to the Acquisition Assets and the Company's Business, including all personnel files, employee data, and other material relating to employees of its business, are substantially complete and correct in all material respects, have been in all material respects maintained in accordance with good business practice and all Applicable Laws, and in the case of the books of account, have been prepared and maintained in accordance with GAAP consistently applied. Such books and records accurately and fairly reflect, in reasonable detail, all Material transactions, assets, and liabilities of the Company with respect to its business.

     4.23  Condition and Sufficiency of Assets.  Except as set forth on
           -----------------------------------
Schedule 4.23, to Sellers' Knowledge, the buildings, improvements, plants, structures, and equipment being sold by the Company have no Material defects, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, improvements, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not Material in nature or cost. The buildings, improvements, plants, structures, and equipment being sold by the Company are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

     4.24  Absence of Certain Changes.  Except as disclosed on Schedule
           --------------------------
4.24, since the date of the Company's Audited Financial Statements (i) there has not been any change in, or an event or condition that might reasonably be expected to result in any change in, the business, assets, or prospects of the Company's Business or the ownership or operation of the Company's assets or any Material portion thereof that would have a Material Adverse Effect; (ii) the Company's Business has been conducted only in the ordinary course consistent with past practice; (iii) the Company has not, in respect of its Business, incurred any Material liability, engaged in any Material transaction, or entered into any Material agreement outside the ordinary course of business consistent with past practice; (iv) the Company has not suffered any Material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) the Company has not, in respect of its Business, taken any of the actions set forth in Section 7.1(b) except as permitted thereunder. Without limiting the generality of the foregoing, since September 29, 1996: (i) the Company has not sold, leased, transferred, or assigned any Material portion of its assets, tangible or intangible, other than for fair consideration in the ordinary course of its business; (ii) the Company has not entered into any Contract, lease, sub-lease, license or sub-license (or series of related contracts, leases, sub-leases, license and sub-licenses) either involving more than $25,000.00 or other than in the ordinary course of its business; (iii) no Person, including the Company, has accelerated, terminated, modified or cancelled any Contract, lease, sub-lease, license or sub-license (or series of related Contracts, leases, sub-leases, licenses and sub-licenses) involving more than $25,000.00 to which the Company is a party or by which it may be bound; (iv) the Company has not permitted or allowed to be imposed upon any of its assets, tangible or intangible, any Lien; (v) the Company has not made any capital expenditures (or series of related capital expenditures) involving more than $100,000.00 in the aggregate; (vi) the Company has not made any capital investment in, any loan to, or any acquisition of, the securities or assets of any other Person (or series of related capital investments, loans, or acquisitions); (vii) the Company has not created, incurred, assumed or guaranteed any Indebtedness (including capitalized lease obligations); (viii) the Company has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other liabilities or obligations; (ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights or claims) involving more than $25,000; (x) the Company has not declared, set aside or paid any dividend or distribution with respect to any of its equity securities or redeemed, purchased or otherwise acquired any of its equity securities; (xi) the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to any of its property exceeding $25,000.00 as to any one occurrence or $100,000.00 in the aggregate; (xii) the Company has not made any loan to, or entered into any transaction with, any of its Members, managers, officers, or employees giving rise to any claim or right on its part against such Person or on the part of such Person against it; (xiii) the Company has not entered into any employment Contracts or collective bargaining agreements, written or oral, or modified the terms of any existing such Contracts or agreements; (xiv) the Company has not granted any increase in the base compensation of any of its managers, officers or employees; (xv) the Company has not adopted any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life or other insurance, severance or other plan, Contract or commitment for any of its Members, managers, officers, or employees or modified or terminated any existing such plan, Contract or commitment; (xvi) the Company has not made any other change in employment terms for any of its managers, officers or employees; (xvii) the Company has not suffered any shortages of materials or supplies or any casualty that has had, or will have, a Material Adverse Effect; (xviii) the Company has not made or pledged to make any charitable or other capital contribution other than in the ordinary course of business consistent with past business practices; (xix) there has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving the Company; and (xx) the Company has not committed to any of the foregoing.

     4.25  Litigation.  Except as set forth on Schedule 4.25, there are no
           ----------
actions, causes of action, claims, suits, or Proceedings pending or, to the Knowledge of the Company, threatened, against the Company or affecting the operation by the Company of its business at law, in equity, or before or by any Governmental Entity, which (i) seeks to restrain or enjoin the consummation of the transactions contemplated hereby or (ii) if adversely determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.25, the Company is not subject to, or in default with respect to, any order, writ, injunction, or decree of any Governmental Entity.

     4.26  Tax Matters.
           -----------

           (a) Tax Returns.  All returns (including information returns) and
               -----------
reports, including all schedules or attachments thereto, required by the United States or any state or any political subdivision thereof or any foreign jurisdiction to be filed by the Company or by any Affiliated, consolidated, or combined group of legal entities of which the Company is a member, have been timely filed (collectively, the "Tax Returns"). All information provided in such Tax Returns is true, complete and accurate in all Material respects. All Taxes owed by the Company by Law or pursuant to any Tax sharing agreement (whether or not shown on any Tax Return and whether or not assessed) have been paid or a full reserve has been made for such Taxes on the books and records of the Company, including the Financial Statements. Except as set forth on
Schedule 4.26(a), the Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim with respect to the Company has ever been made by an authority in a jurisdiction where the Company or any of its subsidiaries do not file Tax Returns that they are or may be subject to taxation by such jurisdiction. There is no Lien affecting any of the Acquisition Assets that arose in connection with any failure or alleged failure to pay any Tax.

           (b) Payments.  Except with respect to current non-delinquent amounts,
               --------
the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Member or any other Person.

           (c) Additional Taxes.  The Company does not expect any Governmental
               ----------------
Entity to assess any amount of additional Taxes for any period for which Tax Returns have been filed. There is no Material dispute or claim concerning any Tax liability of the Company either claimed or raised by any authority in writing or as to which the Company has Knowledge based upon direct inquiry by any agent of such authority. Except as described in Schedule 4.26(c), no Tax deficiency or delinquency has been asserted against the Company; there is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the Taxes of the Company that, to the Knowledge of Company, could be asserted by any authority. Schedule 4.26(c) lists all federal and state income Tax returns of the Company, and any consolidated, or combined group of legal entities of which the Company is a member, for taxable periods ended on or after December 31, 1994, indicates those Tax returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Sellers have delivered to Buyer correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company, and any consolidated, combined, or group of legal entities of which the Company is a member for any taxable period ended on or after December 31, 1994. The Company has not violated any federal, state, local or foreign Tax Law except where such violation would not have a Material Adverse Effect on the property, Business or financial condition of the Company.

               (d) Waivers.  Except as set forth on Schedule 4.26(d), no Person
                   -------
has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency affecting the liability of the Company for Taxes.

               (e) Tax Liability in Financial Statements.  The liabilities for
                   -------------------------------------
Taxes (including deferred taxes) shown in the Financial Statements are and will be adequate accruals and have been and will be accrued in a manner consistent with the practices utilized for accruing Tax liabilities in the Company's most recently completed Tax year.

               (f) Safe Harbor Lease.  None of the assets of the Company
                   -----------------
constitute property that the Company, or any Affiliate of the Company, will be required to treat as being owned by another Person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

               (g) Tax Exempt Entity.  None of the assets of the Company are
                   -----------------
or will be subject to a lease to a "Tax Exempt Entity" as such term is defined in Section 168(h)(2) of the Code.

               (h) Other Tax Matters.  The Company has not filed a consent under
                   -----------------
Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that would be disallowed under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a foreign person as such term is referred to in Section 1445(f)(3) of the Code. The Company does not own any interests in any entity that is characterized as a partnership under the Code. There are no outstanding requests for rulings with any taxing or revenue authority that would effect the operations of the Company.

     4.27      Product Liability.  Except as disclosed in Schedule 4.27, (i)
               -----------------
there is no notice, demand, claim, action, suit, inquiry, hearing, Proceeding, notice of violation or investigation of a civil, criminal or administrative nature by or before any Governmental Entity against or involving any product, substance or material (collectively, a "Product"), or claims or lawsuits by any Person involving the same or similar Product manufactured, produced, distributed or sold by or on behalf of the Company which is pending or, to the Knowledge of the Company, threatened, resulting from a defect or alleged defect in design, manufacture, materials or workmanship of any Product manufactured, produced, distributed or sold by or on behalf of the Company, or any failure or alleged failure to warn, or from any breach or alleged breach of implied warranties or representations, (ii) to the Knowledge of the Company, for the past five (5) years, there has been no Basis for any such claim, and (iii) there has not been, nor is there under consideration or investigation by the Company, any Product recall, rework, retrofit or post-sale warning (collectively, recalls, reworks, retrofits and post-sale warnings are referred to in this Agreement as "Recalls") conducted by or on behalf of the Company or any Recall conducted by or on behalf of any entity as a result of any defect or alleged defect in any Product supplied by the Company.

          4.28  Product Warranty.  Each Product manufactured, sold, leased or
                ----------------
delivered by the Company has been in conformity with all applicable contractual commitments, all Applicable Laws, and all express and implied warranties, and the Company has no liability (and there is no Basis) for any present or future charge, complaint, action, suit, Proceeding, hearing, investigation, claim or demand giving rise to any liability for replacement or repair thereof or other damages in connection therewith, subject only to any reserve for product warranty claims set forth on the Financial Statements as adjusted for the passage of time through the Closing Date in accordance with past customs and practices of the Company. No Product manufactured, sold, leased or delivered by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or purchase. Schedule 4.28 includes copies of the standard terms and conditions of sale or lease for the Company as well as all applicable guaranty, warranty and indemnity provisions.

          4.29  Compliance With Laws.  Except as set forth on Schedule 4.29, the
                --------------------
Company has complied in all Material respects with all Applicable Laws relating to the ownership or operation of its assets and properties or the operation of its business, except for noncompliance with such Applicable Laws which, individually or in the aggregate, the Company does not expect, and would not reasonably be expected, to have a Material Adverse Effect upon the business, assets, or prospects of the Company's Business or any Material portion thereof, and the Company has not received any written notice which has not been dismissed or otherwise disposed of, that the Company has not so complied. The Company is not charged or, to the Knowledge of the Company, threatened with, or, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of its assets or the operation of its business. The Company has not made any illegal payment to officers or employees of any Governmental Entity or to customers or suppliers, engaged in any other illegal or reciprocal practices or illegally given any consideration to purchasing agents or other representatives of customers with respect to sales made or to be made by the Company, and no notification has been received by the Company alleging any violation of any of the foregoing.

     4.30  Affiliate Agreements.  Except as set forth on Schedule 4.30,
           --------------------
there are no Material written or oral Contracts between the Company and/or the Company's Affiliates in connection with its business, including, without limitation, any such Contracts relating to the provision of any services by the Company to any such Affiliate, or by any such Affiliate to the Company. Other than in the ordinary course of business and except as set forth on Schedule 4.30, since September 30, 1996 (a) there have been, (b) prior to the Closing Date there will be, and (c) to the Knowledge of the Sellers after the Closing Date there will be, no transactions, agreements or arrangements between the Company and (i) any Affiliate of the Company, (ii) any director or officer of an Affiliate, or (iii) any member of the immediate family of any individual described in clause (i) or (ii) of this sentence.

     4.31  Labor Relations.
           ---------------

           (a) Except as set forth on Schedule 4.31(a), the Company is not a party to any collective bargaining agreement. Except as set forth on Schedule 4.31, there are no controversies or unfair labor practice Proceedings pending or, to the Knowledge of the Company, threatened between the Company and any of its current or former employees or any labor or other collective bargaining unit representing any current or former employee of the Company that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. Except as set forth on Schedule 4.31, no organizational effort is presently being made or, to the Knowledge of the Company, threatened by or on behalf of any labor union with respect to employees of the Company. To the Knowledge of the Company, no executive, key employee or group of employees of the Company has any plan to terminate employment with the Company.

           (b) The Company is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours, and other terms and conditions of employment in respect of the employees of its business and is not, in respect of its business or the employees thereof, engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the Knowledge of the Company, threatened Proceeding by or before, and the Company is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former, or prospective employee of the Company's Business which could have a Material Adverse Effect on the Company's Business.

           (c) Other than as set forth on Schedule 4.31(c), during the three years immediately preceding the date hereof, no employee or other Person has filed a workers' compensation claim against the Company or has reported a work-related injury or employment claim to the Company or to the Knowledge of Sellers, to any other Person (whether or not a workers' compensation claim has been made).

          4.32  Environmental Matters.  Except as set forth on Schedule 4.32 or
                ---------------------
as reflected on the Financial Statements: (i) the Company is in compliance in all Material respects with all Environmental Laws in connection with the ownership, use, maintenance and operation of its assets, pertaining to health, safety, the environment, Hazardous Materials, and otherwise in connection with the conduct of its business; (ii) the Company has no Material liability, whether contingent or otherwise, under any Environmental Law with respect to its operations or properties; (iii) no notices of violation or alleged violation of, non-compliance or alleged non-compliance with or any liability under, any Environmental Law relating to the operations or properties of the Company have been received by the Company since December 2, 1994; (iv) there are no administrative, civil or criminal writs, injunctions, decrees, orders, or judgments outstanding, or any Proceedings pending or, to the Knowledge of the Sellers and the officers and managers of the Company (and the employees of the Company having responsibility for such matters), threatened, relating to compliance with or liability under any Environmental Law affecting the Company which matters, if decided adversely to the Company, could have a Material Adverse Effect; (v) there are no underground storage tanks on any owned or leased real property, or asbestos containing materials on or in the improvements or fixtures located thereon; (vi) the Company has obtained or applied for all Permits required under any Environmental Law for the conduct of its business or related to any of its owned or leased real property, or improvements or equipment located thereon; (vii) the Company has neither expressly nor by operation of law, assumed or undertaken any liability, including without limitation any obligation for Costs of Remediation of any other Person; (viii) neither the Company, any officer or manager nor any employee of the Company having responsibility for such matters has any Knowledge of any other Person who has caused any Release or threatened Release of any Hazardous Material on or from any owned or leased real property or any real property at or to which the Company disposed, transported, treated or arranged to dispose of Hazardous Materials prior to the Closing Date; and (ix) except as set forth on Schedule 4.32, the Company is not required to give notice of or record or deliver to any Governmental Entity an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby. Schedule 4.32 describes each Permit in existence required of the Company with respect to its Business by any Laws.

          4.33  Legal Proceedings.  There are no Proceedings pending or, to the
                -----------------
best Knowledge of Sellers, threatened, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

          4.34  Brokerage Fees.  Sellers have not retained any financial
                --------------
advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby.

          4.35  Capital.  Except for the Operating Agreement of the Company, and
                -------
except as set forth on Schedule 4.35, there are no outstanding subscriptions, options, warrants, calls, demands or other Contracts of any kind or nature whatsoever, under which any of Sellers is or may be obligated to sell or issue to any Person any membership interests in the Company or any other securities which are convertible into, or otherwise have a right to subscribe for, any membership interests of the Company. All of the Members of the Company are listed on Schedule 4.35. By executing this Agreement, the Members of the Company hereby waive any of the foregoing rights they may have with respect to any of the foregoing.

          4.36  Subsidiaries.  Except as set forth on Schedule 4.36, the Company
                ------------
does not control directly or indirectly, or have any direct or indirect equity participation in or otherwise control, any Person.

          4.37  Solvency.  The Company is not now insolvent, and will not be
                --------
rendered insolvent by any of the transactions contemplated by this Agreement.
In addition, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, (1) the Company will be able to pay its debts as they become due, (2) the property of the Company does not and will not constitute unreasonably small capital, and the Company will not have unreasonably small capital and will not have insufficient capital with which to conduct its present or proposed business, and (3) taking into account all pending and threatened litigation, final judgments against the Company in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of the Company. The cash available to the Company, after taking into account all other anticipated uses of the cash of the Company, will be sufficient to pay all such judgments promptly in accordance with their terms.
As used in this Section, (x) "insolvent" means, for any Person, that the sum of the present fair saleable value of its assets does not and will not exceed its debts and other probable liabilities, and (y) the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed, secured or unsecured.

          4.38  Disclosure.  No representation or warranty made by Sellers in
                ----------
this Agreement, and no statement contained in any document, certificate, or other writing furnished or to be furnished pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a Material fact or omits or will omit, at the time of delivery, any untrue statement of a Material fact or omits or will omit, at the time of delivery, to state any Material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Sellers know of no matter which has not been disclosed to Buyer pursuant to this Agreement which would reasonably be expected to affect Materially and adversely, or, so far as Sellers can now reasonably foresee, will Materially and adversely affect, the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company's Business or the ownership or operation of the Acquisition Assets or any Material portion thereof or the ability of Sellers to consummate the transactions contemplated hereby.

     4.39  Other Claims. There are no suits, claims, actions, Proceedings
           ------------
or investigations, whether actual, pending, asserted, or to the Knowledge of Sellers, threatened, against or affecting the Company or its Business, or to which the Company is or might become a party, which would or might have a Material Adverse Effect upon any representation or warranty made by Sellers herein. To the Knowledge of Sellers, there is no overtly threatened or pending litigation, contractually assumed obligations or other unasserted possible claims or assessments affecting or relating to the Company, its Business or the Acquisition Assets except as set forth on Schedule 4.39.

     4.40  Representations and Warranties on Closing Date.  The representations
           ----------------------------------------------
and warranties made in this Article IV will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                                   ARTICLE V

                    Representations and Warranties of Buyer
                    ---------------------------------------

     Buyer represents and warrants to Sellers, that:

     5.1.  Organization; Authority.  Buyer is a corporation duly organized,
           -----------------------
validly existing and in good standing under the Laws of the state of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     5.2.  Qualification.  Buyer is duly qualified to do business and is in
           -------------
good standing in each jurisdiction identified on Schedule 5.2. Buyer is not required to be qualified or licensed to do business in any other jurisdictions where the failure to be so qualified or licensed would, individually or in the aggregate, have a Material Adverse Effect.

     5.3.  Constituent Documents.  Buyer has delivered to the Company
           ---------------------
accurate and complete copies of its Articles of Incorporation and Bylaws as currently in effect.

     5.4.  Authority Relative to This Agreement.
           ------------------------------------

           (a) Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party. The execution and delivery by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Buyer.

           (b) This Agreement upon its execution, and each of the Ancillary Agreements to which Buyer is a party upon its execution will constitute, the legal, valid and binding obligation of Buyer, enforceable in accordance with their respective terms, except to the extent such enforcement may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights generally and (ii) equitable principals which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. Except as described on Schedule 5.4(b) hereto, the execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, license or authorization of any Person (except as already obtained).

     5.5.  Non-Contravention.  Except as set forth on Schedule 5.5, the
           -----------------
execution, delivery, and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with, or result in a violation of any provision of, the charter or bylaws of Buyer, (ii) conflict with, or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or its business or any of its owned or leased assets may be bound, (iii) conflict with or result in a violation of any provision of any shareholders' agreement, voting agreement, voting trust agreement, stock pledge agreement, loan agreement or other Contract by which Buyer may be bound, (iv) result in the creation or imposition of any Encumbrance upon any of the assets of Buyer, or (v) assuming compliance with the matters referred to in Section 5.7, violate any Applicable Law binding upon Buyer.

     5.6  Business Information.  Buyer has delivered to the Company
          --------------------
accurate and complete copies of the information with respect to Buyer described on Schedule 5.6 (collectively the "Business Information"). As of the date hereof, the information contained in the Business Information is true and correct in all Material respects.

     5.7  Governmental Approvals.  Except for consents required under the
          ----------------------
HSR Act, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement or any of the Ancillary Agreements to which it is a party or the consummation by Buyer of any of the transactions contemplated hereby or thereby, other than (i) as set forth on Schedule 5.7; and (ii) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of Buyer considered as a whole or on the ability of Buyer to consummate the transactions contemplated hereby.

     5.8   Legal Proceedings.  There are no Proceedings pending or, to the
           -----------------
best Knowledge of Buyer, threatened, seeking to restrain, prohibit, or obtain damages or other relief in connection with or which would have a Material Adverse Effect on this Agreement or the transactions contemplated hereby.

     5.9   Brokerage Fees.  Except as set forth on Schedule 5.9, neither
           --------------
Buyer nor any of its Affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby.

     5.10  Financing.  At Closing, Buyer will have
           ---------
sufficient funds available to make the payments set forth in Section 3.1.

                                   ARTICLE VI

                   Consents; Regulatory Matters and Approvals
                   ------------------------------------------

     6.1.  Consents.  This Agreement has been signed by all of the Members
           --------
of the Company.  Each of the Members of the Company covenants and agrees that he
(i) has reviewed and approved this Agreement and the Ancillary Agreements, (ii) will vote in favor of the adoption of this Agreement and the Ancillary Agreements and consummation of the transactions contemplated hereby and thereby and, (iii) at or prior to the Closing, will execute such of the Ancillary Agreements to which he is a party.

     6.2.  Approvals.  Each of the parties hereto will give notices to,
           ---------
make any filings with, and use their respective reasonable best efforts to obtain any authorizations, consents or approvals of, all appropriate Persons and Governmental Entities in connection with the matters referred to in Sections 4.6, 5.7 and 8.11. Without limiting the generality of the foregoing:

          (a) Each Manager of the Company, as evidenced by the execution of this Agreement, covenants and agrees that he will not vote at any meeting of the Managers of the Company to condition the submission to the Members of the Company of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby on any basis which will require, under any Applicable Laws, more than the minimum number of all the votes entitled to be cast on the question of whether to approve such matters.

          (b) The parties will comply with the provisions of Section 8.11 in order to satisfy the provisions of the HSR Act.

                                  ARTICLE VII

                      Conduct of Business Pending Closing
                      -----------------------------------

     Sellers covenant and agree, severally, and not jointly and severally, with Buyer, as follows:

     7.1  Conduct of Company.
          ------------------

          (a)  Conduct and Preservation of Business.  Except as contemplated by
               ------------------------------------
this Agreement, during the period from the date hereof to the Closing, Company shall (i) conduct its business only in the ordinary course consistent with past practice; (ii) shall use its reasonable best efforts to preserve, maintain, and protect its assets and Company's Business; (iii) shall use its reasonable best efforts to preserve intact the business organization of Company's Business, to keep available the services of the employees of its business, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with its business; and (iv) comply with all Applicable Laws.

          (b)  Restrictions on Certain Actions.  Without limiting the generality
               -------------------------------
of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, Company shall not, without the prior written consent of Buyer (which consent will not be unreasonably withheld):

               (i) make any Material change in the ongoing operations of Company's Business;

               (ii) except in the ordinary course of business consistent with past practice with respect to the purchase of inventory (including raw materials), create, incur, guarantee, or assume any Indebtedness for borrowed money in respect of Company's Business;

               (iii) mortgage or pledge any of its assets or create or suffer to exist any Encumbrance thereupon;

               (iv)(a) enter into, adopt, or (except as may be required by Applicable Law) amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, stock purchase, pension, retirement, deferred compensation, employment, severance, or other Employee Benefit Plan, trust, fund, or other arrangement for the benefit or welfare of any employee of Company's Business; (b) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a Material increase in benefits or compensation expense to Company, increase in any manner the compensation or fringe benefits of any employee of Company's Business; (c) pay to any employee of Company any benefit not required by any Employee Benefit Plan, trust, fund, or other arrangement as in effect on the date hereof; (d) pay any bonus to any employee of Company except for bonuses paid in the ordinary course of business and consistent with past practice; (e) declare, set aside or pay any dividend or distribution with respect to its membership interests, except for distributions in amounts calculated to enable the Members to pay their respective federal, state and local income Taxes (at applicable rates) due with respect to the Company's current earnings (the "Tax Distributions") as contemplated by Section 3.2, or redeem, repurchase, or otherwise acquire any of its membership interests; or (f) offer, sell, issue or commit to issue any of Company's membership interests or any options, warranties, rights or other securities convertible into or having a right to acquire any of same.

               (v) sell, lease, transfer, or otherwise dispose of, directly or indirectly, any of its assets, other than inventory and unusable equipment sold in the ordinary course of business consistent with past practice;

               (vi) make any capital expenditure or expenditures relating to Company's Business which is in excess of $25,000.00 as to any one item or $50,000.00 in the aggregate;

               (vii) pay, discharge, or satisfy any claims, liabilities, or obligations relating to Company's Business (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements or incurred since the latest of the Financial Statements in the ordinary course of business consistent with past practice;

               (viii) enter into any lease, Contract, agreement, commitment, arrangement, or transaction relating to Company's Business, except in the ordinary course of business consistent with past practice;

               (ix) amend, modify, or change any existing lease, Contract, or agreement relating to Company's Business, other than in the ordinary course of business consistent with past practice;

               (x) waive, release, grant, or transfer any rights of value relating to Company's Business, other than in the ordinary course of business consistent with past practice;

               (xi) allow the levels of raw materials, work-in-progress, finished goods, supplies, and other materials included in the inventory of Company's Business to vary in any Material respect from the levels customarily maintained by Company in the ordinary course of business consistent with past practice;

               (xii) permit any current insurance or reinsurance policy to be cancelled or terminated or any of the coverages thereunder to lapse if such policy covers assets or insures risks, contingencies, or liabilities of Company's Business, unless simultaneously with such cancellation, termination, or lapse, replacement policies providing coverage equal to or greater than the coverage cancelled, terminated, or lapsed are in full force and effect and written copies thereof have been provided to Company;

               (xiii) change any of the accounting principles or practices used by it relating to Company's Business, except for any change required by reason of a concurrent change in GAAP and notice of which is given in writing by Company to Buyer; or

               (xiv) engage in any transactions not contemplated by this Agreement, incur any Material liabilities or incur any obligations except (i) those in connection with its performance of the transactions provided for herein, or (ii) those which are in the ordinary course of business and consistent with past practices.

               (xv) enter into any Contract to acquire all or substantially all of the assets or properties of any other Person or acquire all or substantially all of the securities of any other Person; or

               (xvi) effect any change in the Articles of Organization or Operating Agreement of Company; or

               (xvii) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

                                 ARTICLE VIII

                             Additional Agreements
                             ---------------------

     8.1  Access to Information; Confidentiality.
          --------------------------------------

          (a) Between the date hereof and the Closing, Company (i) shall give Buyer and its authorized representatives reasonable access to all of Company's employees, all offices, warehouses, and other facilities, and all books and records relating to its businesses, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require, and
(iii) shall cause its officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Business as they may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of Sellers contained in this Agreement or in any agreement, schedule, instrument, or document delivered pursuant hereto or in connection herewith. Each party shall hold in confidence all information provided to the other on the terms and subject to the conditions contained in any Confidentiality Agreements or similar agreements heretofore entered into between the parties (collectively the "Confidentiality Agreements").

          (b) Buyer acknowledges and agrees that irreparable damage would occur in the event any confidential information regarding the Intellectual Property, Company or Company's Business (collectively the "Confidential Information") were disclosed to or utilized on behalf of any Person which is in competition with Company. Accordingly, Buyer covenants and agrees that it will not, directly or indirectly, without the prior written consent of the Company, disclose any of such Confidential Information from and after the date hereof to any Person, except to its authorized representatives; provided, however, that Confidential Information shall not be deemed to include information which (i) was or becomes generally available to the public other than as a result of an unauthorized disclosure, or (ii) was or becomes available on a nonconfidential basis from a source other than the recipient of such information, provided that such source is not known by the provider of such information to be bound by a confidentiality agreement with respect to such Confidential Information. Notwithstanding the foregoing provisions of this paragraph, Buyer and its Affiliates may disclose any Confidential Information to the extent that, in the opinion of its counsel, such person is legally compelled to do so, provided that, prior to making such disclosure, such person advises and consults with the other party regarding such disclosure and provided further that such person discloses only that portion of such Confidential Information as is legally required.

     8.2  Acquisition Proposals.  Unless this Agreement shall have been
          ---------------------
terminated in accordance with Section 11.1, neither Company, any Members, manager, officer, employee, or representative of Company or any of Company's Affiliates shall, directly or indirectly, (i) solicit, initiate, or knowingly encourage any Acquisition Proposal, or (ii) engage in discussions or negotiations with any Person that is considering making or has made an Acquisition Proposal. Sellers shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such Person who has heretofore entered into a confidentiality agreement in connection with an Acquisition Proposal to return to the Company all Confidential Information heretofore furnished to such Person by or on behalf of the Company. The term "Acquisition Proposal", as used in this Section, means any offer or proposal for, or any indication of interest in, the acquisition of all or substantially all of the assets of the Company or all or substantially all of the equity securities of the Company, other than the transactions contemplated or expressly permitted by this Agreement.

     8.3  Third Party Consents.  Company and Buyer shall use their reasonable
          --------------------
best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including Governmental Entities) that are necessary, required or deemed by Company or Buyer to be desirable to enable consummation of the transactions as contemplated by this Agreement.

     8.4  Employment Agreements.
          ---------------------

          (a) Buyer shall enter into an employment agreement (the "Employment Agreement") at (and subject to the occurrence of) the Closing with each of the persons identified on Schedule 8.4(a) pursuant to which Buyer shall agree to employ each of such persons for the period and on the terms set forth therein. The Employment Agreement shall be substantially in the form of Exhibit E attached hereto.

          (b) Buyer shall enter into an employment agreement (the "Employment Agreement") at (and subject to the occurrence of) the Closing with each of the persons identified on Schedule 8.4(b) pursuant to which Buyer shall agree to employ each of such persons for the period and on the terms set forth therein. The Employment Agreement shall be substantially in the form of Exhibit F attached hereto.

     8.5  Non-Competition Agreements.
          --------------------------

          (a) Each of the persons identified on Schedule 8.5(a) shall enter into a non-competition agreement (the "Non-Compete Agreement") with Buyer at (and subject to the occurrence of) the Closing. The Non-Compete Agreement shall be in substantially the form of Exhibit G attached hereto.

          (b) Each of the persons identified on Schedule 8.5(b) shall enter into a non-competition agreement (the "Non-Compete Agreement") with Buyer at (and subject to the occurrence of) the Closing. The Non-Compete Agreement shall be in substantially the form of Exhibit H attached hereto.

          (c) The Company and the other persons identified on Schedule 8.5(c) shall enter into a non-competition agreement (the "Non-Compete Agreement") with Buyer at (and subject to the occurrence of) the Closing. The Non-Compete Agreement shall be in substantially the form of Exhibit I attached hereto.

     8.6  Public Announcements.  Without the written consent of Company and
          --------------------
Buyer, Buyer and Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement with respect thereto.

     8.7  Notification of Certain Matters.  Sellers shall give prompt
          -------------------------------
notice to Buyer of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such party contained in Article IV to be untrue or inaccurate in any Material respect at or prior to the Closing and (ii) any failure of Company to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by Company hereunder. Buyer shall give prompt notice to Company of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article V to be untrue or inaccurate in any Material respect at or prior to the Closing and (ii) any failure of Buyer to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by Buyer hereunder. The delivery of any notice pursuant to this Section shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Articles IX and X, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     8.8  Amendment of Schedules. Each party hereto agrees that, with respect to
          ----------------------
the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules.

     8.9  Fees and Expenses. Except as otherwise provided for herein, Buyer and
          -----------------
Sellers shall each be responsible for their own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     8.10 Survival of Covenants. Except for any covenant or agreement which by
          ---------------------
its terms expressly terminates as of a specific date, the representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation until the Survival Date as provided in Section 12.1 hereof.

     8.11 Hart-Scott-Rodino.  As promptly as practicable, and in any event
          -----------------
within ten (10) Business Days following the execution and delivery of this Agreement by the parties, Company and the Buyer shall each prepare and file, or shall cause its "ultimate parent" (as defined in the HSR Act) to prepare and file, any required notification and report form under the HSR Act, in connection with the transactions contemplated hereby, the filing fees for which shall be borne by Buyer; Company and Buyer shall, or shall cause their ultimate parents to, request early termination of the waiting period thereunder; and Company and Buyer shall, or shall cause their ultimate parents to, respond with reasonable diligence to any request for additional information made in response to such filings. As promptly as practicable, and in any event within ten (10) Business Days, following the execution and delivery of this Agreement by the parties, Company and Buyer shall prepare and file any other application, report, or other filing required to be submitted to any other governmental authority in connection with the transactions contemplated hereby.

     8.12 Best Efforts. Upon the terms and subject to the conditions of this
          ------------
Agreement, each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

     8.13 Sellers' Agent.  T. Morris Hackney shall act as agent ("Sellers'
          --------------
Agent") for the Sellers for purposes of this Agreement and shall act and perform such duties in accordance with the terms of this Agreement. Sellers' Agent shall have the exclusive right and power to represent, act on behalf of, waive or modify and negotiate settlements of all matters on behalf of Sellers which may arise before or after the Closing Date in connection with the transactions contemplated by this Agreement. Sellers shall be bound by any such settlements, representations, actions, waivers or modifications, or other matters agreed to by Sellers' Agent. Delivery or disclosure to Sellers' Agent of any documents, reports, information, notices or communications permitted or required to be furnished to Sellers pursuant to this Agreement shall be deemed for all purposes of this Agreement to have been, or to be furnished to all of Sellers by delivery to Sellers' Agent. Buyer shall have no obligation to question the authority of Sellers' Agent and shall have no liability to any Sellers or Sellers' Agent for any action taken in good faith in reliance on or in accordance with written instructions from Sellers' Agent. In the event the original Sellers' Agent named herein shall resign, die, or be unable to act or continue to act or refuse to act as Sellers' Agent, a majority of Members (determined by ownership of membership interests of Company) or their successors, assigns, or personal representatives shall designate a successor to serve as Sellers' Agent. The successor Sellers' Agent shall have all of the rights and powers as the Sellers' Agent herein conferred upon the original Sellers' Agent. It is specifically agreed that Buyer shall only be required to deal with Sellers' Agent and not with any of the Sellers individually. Specifically, but without limiting the generality of the foregoing, Buyer shall not be required to furnish any reports or information to, give any notices to, or obtain any consents from, any Sellers. In addition, except to the extent that Sellers' Agent is prevented or prohibited from doing so and except as otherwise provided herein, only Sellers' Agent shall have the right or power to exercise any of the rights or remedies provided for herein or in any of the Ancillary Agreements which may be exercised or undertaken by Sellers. Accordingly, no Seller shall be entitled to exercise any rights or remedies unless and to the extent that Sellers' Agent is prevented or prohibited from doing so. Buyer may rely and shall be protected in acting or refraining from acting upon any certificate, statement, notice, request, direction or consent received by Buyer from Sellers' Agent, and Buyer shall have no duty or obligation to determine whether any Seller or other person has consented to any such communication to Buyer from Sellers' Agent.

     8.14  Change of Name. Prior to or concurrently with Closing, the Company
           --------------
shall (i) change its name to a name which is not the same as or deceptively similar to Consolidated Forest Products, and (ii) file in all appropriate jurisdiction, withdrawals of any certificates of authority to do business therein as a foreign legal entity.

     8.15  401(k) Plans. Notwithstanding anything in this Agreement to the
           ------------
contrary, Sellers shall cause the Company to adopt corporate resolutions and take other actions required by the Company's 401(k) plan to terminate such plan before the Closing Date. Sellers shall provide copies of such resolutions and other documents (if any) to Buyer at the Closing. Promptly after the Closing Date, Sellers or the Company shall undertake all actions required by the Company's 401(k) plan in furtherance of the termination of such plan. Sellers or the Company shall apply to the Internal Revenue Service for a favorable determination letter that the termination of the Company's 401(k) plan in connection with the transaction described in this Agreement does not adversely affect the tax qualification of the Company's 401(k) plan. Sellers or the Company shall disclose in the determination letter application all pertinent facts concerning the coverage of the Company's employees under the Company's 401(k) plan through the plan termination date (which plan termination date shall precede the Closing Date) and the coverage of the Company's employees under Buyer's 401(k) plan on and after the Closing Date. Employees of the Company who are employed on or after the Closing Date by Buyer shall be eligible to participate in the Kevco, Inc. 401(k) Profit Sharing Plan (in which Buyer shall become a participating employer with respect to Buyer's eligible employees) as of the first plan entry date following each such person's attainment of age 21 and completion of 1 year of eligibility service. Sellers or the Company shall make such amendments and take such other actions with respect to the Company's 401(k) plan as may be required by the Internal Revenue Service as a condition to the issuance of a favorable determination letter. Sellers or the Company shall notify Buyer promptly upon receipt by Sellers or the Company of any determination made by the Internal Revenue Service with respect to the Company's 401(k) plan. Promptly after receipt of a favorable determination letter from the Internal Revenue Service with respect to the termination of the Company's 401(k) plan, Sellers or the Company shall cause the Company's 401(k) plan to distribute all plan assets in satisfaction of all plan benefit liabilities. Buyer's 401(k) plan shall accept participant-directed rollover contributions from the Company's 401(k) plan in accordance with the terms of Buyer's 401(k) plan if the Internal Revenue Service issues a favorable determination letter with respect to the termination of the Company's 401(k) plan. Sellers or the Company shall pay all costs, expenses, taxes and other amounts in connection with the Company's 401(k) plan. Buyer shall have no obligation to pay such amounts. Sellers or the Company shall be responsible for all administration, compliance and reporting in connection with the Company's 401(k) plan. Buyer shall have no responsibility with respect to such actions.

                                   ARTICLE IX

                 Conditions to Obligations of Sellers to Close
                 ---------------------------------------------

     The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     9.1  Consents and Approvals.  Buyer shall have satisfied the requirements
          ----------------------
of Section 6.2(b).

     9.2  Representations and Warranties True.  All the representations and
          -----------------------------------
warranties of Buyer contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

     9.3  Covenants and Agreements Performed.  Buyer shall have performed and
          ----------------------------------
complied with in all Material respects all covenants and agreements required by this Agreement to be performed or complied with by it or prior to the Closing Date, including without limitation, delivery to Sellers of the Cash Portion of the Purchase Price and the Ancillary Agreements to which it is a party.

     9.4  Certificate.  Company shall have received a certificate executed by
          -----------
the Chairman of the Board of Buyer, dated the Closing Date, representing and certifying, in such detail as Company may reasonably request, that the conditions set forth in Sections 9.2 and 9.3 have been fulfilled and that Buyer has not breached any provisions of this Agreement.

     9.5  Opinion of Counsel.  Sellers shall have received an opinion of Jackson
          ------------------
& Walker, L.L.P., legal counsel to Buyer, dated the Closing Date, in form and substance satisfactory to Sellers and their counsel. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by directors and officers of Buyer and by government officials and upon such other documents and data as such counsel deems appropriate as a basis for such opinion.

     9.6  Legal Proceedings.  No Proceeding shall, on the Closing Date, be
          -----------------
pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     9.7  Hart-Scott-Rodino.  All applicable waiting periods (and any extensions
          -----------------
thereof) under the HSR Act shall have expired or otherwise been terminated without objection from any of the relevant federal authorities.

     9.8  No Material Adverse Change.  There shall not have been any Material
          --------------------------
adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of Buyer's Business, or any Material portion thereof.

     9.9  Consents; Estoppel Certificates.  All consents and approvals of third
          -------------------------------
parties (including Governmental Entities) required to be obtained by or on the part of the parties hereto or otherwise reasonably necessary for consummation of the transactions contemplated hereby shall have been obtained, and all thereof shall be in full force and effect at the time of Closing.

     9.10 Other Documents.  Each of the certificates, instruments, documents and
          ---------------
payments listed below shall have been received by Company or other indicated recipient:

          (a) A copy of the resolutions of the Boards of Directors of Buyer authorizing the execution, delivery, and performance by Buyer of this Agreement, and the Ancillary Agreements to which it is a party, as well as the transactions contemplated hereby, certified by the secretary or an assistant secretary of Buyer.

           (b) Executed copies of all consents and approvals of third parties required to be obtained by Buyer for the consummation of the transactions contemplated hereby.

           (c) Certificates from the Secretary of State of Delaware, each dated not more than 15 Business Days prior to the Closing Date, as to the legal existence and good standing of Buyer under the Laws of such state.

           (d) Such other certificates, instruments, and documents as may be reasonably requested by Company to carry out the intent and purposes of this Agreement.

     9.11  Approval of Counsel to Company.  All legal matters in connection with
           ------------------------------
the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Ritchie and Rediker, legal counsel to Company.

                                   ARTICLE X

                  Conditions to Obligations of Buyer to Close
                  -------------------------------------------

     The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     10.1  Consents and Approvals.  Sellers shall have satisfied the
           ----------------------
requirements of Sections 6.1, 6.2(a) and 6.2(b) hereof.

     10.2  Representations and Warranties True.  All the representations and
           -----------------------------------
warranties of Sellers contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case, such representation or warranty shall have been true and correct as of such specified date.

     10.3  Covenants and Agreements Performed.  Sellers shall have performed and
           ----------------------------------
complied with in all Material respects all covenants and agreements required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date, including without limitations, delivery to Buyer of the Ancillary Agreements to which any of Sellers is a party.

     10.4  Certificate.  Buyer shall have received a certificate executed by
           -----------
O'Neal Miller and T. Morris Hackney, dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in Sections 10.2 and 10.3 have been fulfilled and that none of Sellers is in breach of any provision of this Agreement.

     10.5  Opinion of Counsel. Buyer shall have received an opinion of Ritchie &
           ------------------
Rediker, L.L.C., legal counsel to Sellers, dated the Closing Date, in form and substance satisfactory to Buyer and its counsel. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by managers and officers of Company and by government officials and upon such other documents and data as such counsel deems appropriate as a basis for such opinion. To the extent the foregoing opinion concerns the Laws of any jurisdiction other than Alabama, such counsel may rely upon the opinion of legal counsel, who shall be reasonably satisfactory to Buyer, admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel, which shall be in form and substance reasonably satisfactory to Buyer, shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that its reliance thereon is justified.

     10.6  Legal Proceedings.  No Proceeding shall, on the Closing Date, be
           -----------------
pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     10.7  Hart-Scott-Rodino.  All applicable waiting periods (and any
           -----------------
extensions thereof) under the HSR Act shall have expired or otherwise been terminated without objection of any of the relevant federal authorities.

     10.8  No Material Adverse Change.  Since the later of the date of the
           --------------------------
Unaudited Financial Statements or, if applicable, the Supplementary Unaudited Financial Statements, there shall not have been any Material adverse change in the business, assets, results of operations, condition (financial or otherwise), or prospects of Company's Business or any Material portion thereof.

     10.9  Consents; Estoppel Certificates. All consents and approvals of third
           -------------------------------
parties (including Governmental Entities) required to be obtained by or on the part of the parties hereto or otherwise reasonably necessary for the consummation of the transactions contemplated hereby shall have been obtained, and all thereof shall be in full force and effect at the time of Closing.

     10.10  Other Documents.  Buyer shall have received the certificates,
            ---------------
instruments, documents and other items listed below:

           (a) A copy of the resolutions of the managers of Company and its members authorizing the execution, delivery and performance by Company of this Agreement and the Ancillary Agreements, as well as the transactions contemplated thereby, certified by the secretary or an assistant secretary of Company.

           (b) Executed copies of all consents and approvals of third parties required to be obtained by or on the part of Company for the consummation of the transactions contemplated hereby.

           (c) Certificates from the appropriate governmental officials of the State of Alabama, each dated not more than fifteen (15) Business Days prior to the Closing Date, as to the legal existence and good standing of Company under the Laws of such state.

           (d) Certificates from the appropriate governmental officials of the states listed on Schedule 3.2 as to the due qualification or licensing of Company to do business in such states, dated not more than fifteen (15) Business Days prior to the Closing Date.

           (e) Such other certificates, instruments, and documents as may be reasonably requested by Buyer to carry out the intent and purposes of this Agreement.

           (f) Evidence satisfactory to Buyer that all Contracts, whether written or oral, between the Company and its Affiliates with respect to the Caney Creek operations have been terminated and are of no further force or effect in consideration for the payment by Buyer to the Company of $870,000 in cash at Closing. Upon receipt, such amount shall be paid by the Company to Caney Creek's principals, evidence of which shall be provided to Buyer.

     10.11  Approval of Counsel to Buyer. All legal matters in connection with
            ----------------------------
the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Jackson & Walker, L.L.P., legal counsel to Buyer.

                                   ARTICLE XI

                       Termination, Amendment and Waiver
                       ---------------------------------

     11.1  Termination.  This Agreement may be terminated and the transactions
           -----------
contemplated hereby abandoned at any time prior to the Closing in the following manner:

           (a) by mutual written consent of Sellers and Buyer; or

           (b) either by Sellers or by Buyer, if the Closing Date shall not have occurred on or before February 28, 1997 (the "Cut-Off Date") unless such failure to close shall (i) be due to a breach of this Agreement by the party or parties seeking to terminate this Agreement pursuant to this clause (b), or (ii) through no fault of the parties hereto, be due to the failure to obtain the governmental approvals contemplated by Sections 5.7 and 8.11 of this Agreement; or

           (c) either by Sellers or by Buyer, if there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable.

          11.2  Effect of Termination.  In the event of the termination of this
                ---------------------
Agreement pursuant to Section 11.1 by Sellers or by Buyer, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the Confidentiality Agreements, the agreements contained in this Section, Section 8.9, Article XII and Article XIV shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for Damages actually incurred as a result of any breach, non-observance or non-performance of this Agreement, including but without limitation, payment of the non-defaulting party's fees and expenses (including legal fees and expenses).

          11.3  Amendment.  This Agreement may not be amended except by an
                ---------
instrument in writing signed by or on behalf of all the parties hereto.

          11.4  Waiver.  Sellers, on the one hand, and Buyer, on the other hand,
                ------
may (i) waive any inaccuracies in the representations and warranties of the other party or parties contained herein or in any document, certificate, or writing delivered pursuant hereto or (ii) waive compliance by the other party or parties with any of the other party's or parties' agreements or fulfillment of any conditions to its or their own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

          11.5  Remedies Not Exclusive.  The rights and remedies herein provided
                ----------------------
shall be cumulative and not exclusive of any rights or remedies provided by Law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties as to which there is no inaccuracy or breach).

                                  ARTICLE XII

                  Survival of Representations; Indemnification
                  --------------------------------------------

          12.1  Survival.  All representations and warranties, covenants and
                --------
agreements of the parties hereto contained in this Agreement, in any of the Ancillary Agreements or in any certificates, instruments or documents delivered pursuant hereto or thereto shall survive the

Closing, and continue in full force and effect until the 3rd anniversary of the Closing Date or the later termination date thereof in accordance therewith (the "Survival Date"), regardless of any investigation or "due diligence" performed or made by or on behalf of any Indemnified Party prior to the Closing Date.
From and after the Survival Date, no party hereto shall be under any liability whatsoever pursuant to this Article XII with respect to any matter for which indemnification may be sought, except with respect to matters for which notice has been received in accordance with the provisions of this Article XII. No party hereto shall have any indemnification obligation pursuant to this Article XII with respect to any matter for which indemnification may be sought unless before the applicable Survival Date, it (the "Indemnifying Party") shall have received from the party seeking indemnification (an "Indemnified Party") written notice as to the matter or matters for which indemnification is sought. The notice (a "Notice of Claim") to be provided by the Indemnified Party to the Indemnifying Party shall be provided promptly and in any event, within thirty
(30) calendar days after receiving any written notice from a third party; provided, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is Materially prejudiced thereby. Any Knowledge of any Manager, Member, employee or agent of the Company shall not be imputed to Buyer.

          12.2  Indemnification by Sellers.
                --------------------------

                (a) Subject to the terms and provisions of this Article XII, Sellers shall, severally and not jointly and severally, defend, indemnify and hold Buyer, its Affiliates and its and their respective officers, directors, shareholders, employees and agents and its and their respective successors, assigns, heirs, executors, administrators, receivers, trustees and other legal representatives (collectively the "Buyer Group") harmless at all times from and after the Closing Date immediately on demand from, against and in respect of, and shall reimburse the Buyer Group for, any Damages incurred, sustained, suffered by or resulting to the Buyer Group, or any of them, arising out of, resulting from, incurred in connection with, or sustained as a result of:

                    (i) any inaccurate representation made by or on behalf of any of Sellers in or pursuant to this Agreement, any Ancillary Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

                    (ii) any breach of any warranty made by or on behalf of any of Sellers in or pursuant to this Agreement, any Ancillary Agreement, or any certificate, instrument or document delivered pursuant hereto or thereto; or

                    (iii) any breach, default, nonfulfillment, nonperformance or nonobservance by any of Sellers in the performance, fulfillment, or observance of any of the obligations, covenants or agreements which are to be performed, fulfilled or observed by or on behalf of any of Sellers in or pursuant to this Agreement, any of the Ancillary Agreements or any certificates, instruments or documents delivered pursuant hereto or thereto; and including any failure to pay or discharge any of the Retained Liabilities; or

                    (iv) any breach or violation of any agreement, Contract or understanding between a third party and any of Sellers or any of their agents or Affiliates, or a breach of any fiduciary or other duty owed to such third party by any of Sellers or any of their agents or Affiliates; or

                    (v) any products shipped or manufactured by, or any services provided by, the Company prior to the Closing Date; or

                    (vi) any other actions, inactions, deeds or courses of conduct of any of Sellers or any other Persons acting on their behalf.

                (b) In addition to the provisions of Section 12.2(a), Sellers, severally and not jointly and severally, will defend, indemnify and hold harmless the Buyer Group, and each of them, and will reimburse the Buyer Group, and each of them, for any Damages (including Costs of Remediation and other costs of cleanup and containment) arising from or in connection with any environmental, health, and safety liabilities arising out of or relating to:
(1) the ownership, operation, or condition at any time on or prior to the Closing Date of the Owned Real Property or Leased Property (the "Facilities") or the Acquisition Assets, or (2) any Hazardous Materials or other contaminants that were present therein or thereon at any time on or prior to the Closing Date.

                (c) Each of the Members shall be severally liable for his pro rata portion of any Damages of the Buyer Group. For example, if all amounts due under the Notes have been paid and/or made subject to offset, and the Buyer Group sustains Damages in the amount of $400,000.00 with respect to a matter for which the Sellers have an obligation of indemnification (and the Company does not make such payment to the Buyer Group), then T. Morris Hackney shall be liable for $220,000.00 (55% of $400,000.00) and each of the other Members shall be liable for a portion of the $400,000.00 in Damages corresponding to his or her percentage of ownership of the Membership Interests in the Company owned as of the Closing Date, such Membership Interest percentages being as set forth on the signature page to this Agreement opposite the name of each Member.

          12.3  Indemnification by Buyer.  Subject to the terms and conditions
                ------------------------
of this Article XII, Buyer agrees to defend, indemnify and hold Sellers harmless at all times from and after the Closing Date immediately on demand, against and in respect of, and shall reimburse the Sellers for, any Damages incurred, sustained, suffered by or resulting to Sellers, or any of them, arising out of, resulting from, incurred in connection with or sustained as a result of:

                    (i) any inaccurate representation made by or on behalf of Buyer in or pursuant to this Agreement, any Ancillary Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

                    (ii) any breach of any warranty made by or on behalf of Buyer in or pursuant to this Agreement, any Ancillary Agreement, or any certificate, instrument or document delivered pursuant hereto or thereto; or

                    (iii) any breach, default, nonfulfillment, nonperformance or nonobservance by Buyer in the performance, fulfillment, or observance of any of the obligations, covenants or agreements which are to be performed, fulfilled or observed by or on behalf of the Buyer in or pursuant to this Agreement, any of the Ancillary Agreements or any certificates, instruments or documents delivered pursuant hereto or thereto; or

                    (iv) any breach or violation of any agreement, Contract or understanding between a third party and Buyer or any of their agents or Affiliates, or a breach of any fiduciary or other duty owed to such third party by Buyer or any of their agents or Affiliates; or

                    (v) any other actions, inactions, deeds or courses of conduct of Buyer or any other Persons acting on its behalf.

          12.4  Procedure for Indemnification.  If and whenever an Indemnified
                -----------------------------
Party desires to claim indemnification for any of the matters for which indemnification may be sought pursuant to the provisions of this Article XII, such Indemnified Party shall deliver to the Indemnifying Party a Notice of Claim specifying each of the matters for which indemnification is sought. Upon receiving the Notice of Claim, the Indemnifying Party shall have the right, exercisable at any time during a ten (10) Business Day period from the day of the receipt of the Notice of Claim, to elect to compromise or defend against any of the matters for which indemnification is sought through counsel of its own choosing and at its expense, or at the election of the Indemnifying Party, exercisable at any time within such ten (10) Business Day period, the Indemnified Party shall have the right to compromise or defend against any of the matters for which indemnification is sought, through counsel of its own choosing and at the expense of the Indemnifying Party. If the Indemnifying Party does not make either of the elections called for by this Section 12.4 within said 10 day period, or to the extent the Indemnifying Party fails to make such election, then and in that event, the Indemnified Party shall have the right to compromise or defend against any of the matters for which indemnification is sought through counsel of its own choosing and at the expense of the Indemnifying Party. Any Indemnified Party shall be entitled to be represented by its own counsel at its own expense irrespective of any elections made herein as to the appointment of counsel by the Indemnifying Party. If any action or claim for which indemnification is sought is asserted both against the Indemnifying Party and the Indemnified Party, and in good faith it is determined there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying for separate counsel for the Indemnified Party; provided however, that if there is more than one Indemnified Party, the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys to represent the Indemnified Party, regardless of the number of Indemnified Parties. The Indemnified Party will not consent to the entry of a judgment or enter into any agreement with respect to any matter for which indemnification is sought without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably). The Indemnifying Party shall not consent to the entry of a judgment with respect to any matter for which indemnification is sought or enter into any settlement with respect thereto which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably). All attorneys and other representatives employed by the Indemnifying Party shall be subject to approval by the Indemnified Party, which approval shall not be unreasonably withheld or delayed.

          12.5  Dispute as to Right of Indemnification.  In the event the
                --------------------------------------
question of the right to indemnification is submitted to a court of competent jurisdiction for determination, all attorneys' fees and other costs and expenses in litigating the question of the right of an Indemnified Party to indemnification shall be awarded to the prevailing party and against the party against whom such determination is rendered.

          12.6  Right of Set-Off; Election of Remedies.
                --------------------------------------

                (a) Right of Set-Off.  Upon notice to Sellers specifying in
                    ----------------
reasonable detail the basis for such set-off, Buyer shall set-off any amount to which it may be entitled under this Article XII against amounts otherwise payable under the Notes to the extent still outstanding, in whole or in part. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Notes. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                (b) Redress under the indemnity provisions contained in this
Article XII shall be in addition to, and not in lieu of any other remedy available to the parties hereto for the matters covered by such provisions.

          12.7  Indemnification of Negligence of Indemnified Party.  THE
                --------------------------------------------------
INDEMNIFICATION PROVIDED IN THIS ARTICLE XII SHALL BE APPLICABLE WHETHER OR NOT THE SOLE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT LIABILITY IMPOSED VICARIOUSLY ON THE INDEMNIFIED PARTY, EACH WITH RESPECT TO ANY INVESTIGATION OR DUE DILIGENCE CONDUCTED OR

PERFORMED BY AN INDEMNIFIED PARTY PRIOR TO THE CLOSING DATE IS ALLEGED OR
PROVEN.

          12.8  Indemnification Cap and Deductible.
                ----------------------------------

                (a) Neither Buyer nor Seller shall be liable for any claim for indemnification pursuant to the provisions of this Article XII for any matter for which indemnification is sought unless and until the aggregate amount of Damages exceeds $50,000.00 (the "Deductible"). For purposes of the Deductible, any materiality qualification of any representation, warranty, covenant or agreement shall not be taken into account in determining the Damages for purposes of determining whether the Deductible has been reached.

                (b) Neither Buyer nor Sellers shall be liable for Damages with respect to any matter for which indemnification may be sought in excess of $1,500,000, which together with any interest that accrues on the Notes, is herein referred to as the "Cap Amount". Neither Buyer nor Sellers shall be liable for Damages with respect to any matter for which indemnification may be sought in excess of the Cap Amount. Anything in this Agreement to the contrary, the Deductible shall not apply to any Shortfall.

                (c) Anything in this Agreement to the contrary notwithstanding,
(i) there shall be no Survival Date for claims for indemnification by the Buyer Group with respect to the representations, warranties, covenants and agreements in Sections 4.13(a), 4.14(a), 4.26, 4.27, 4.35, and 4.37, and 12.2(b), and (ii)
the Survival Date shall be five (5) years with respect to the representations, warranties, covenants and agreements in Section 4.32.

          12.9  Products Liability Insurance.  Sellers hereby covenant and agree
                ----------------------------
to purchase and have in full force and effect as of Closing, one or more discontinued products liability insurance policies relating to products liability for products manufactured and sold prior to the date of Closing.
Buyer shall be named as an additional insured on such policies for a coverage period of not less than three years from the date of Closing. Each of such policies shall be maintained in full force and effect for not less than three years from the date of Closing. Sellers shall deliver copies of such policies and a certificate of insurance with respect to each of such policies to Buyer at or prior to the date of Closing. Each of such policies shall contain a provision whereby the coverage afforded by such policies and such policies may not be cancelled or altered in any manner without Buyer having received at least 30 Business Days prior written notice of such cancellation or alteration. Maintaining such policies and providing the coverage afforded thereby shall be in addition to, but not in lieu of, any rights, remedies or privileges any of the Buyer Group may have against Sellers for indemnification and recovery of Damages pursuant to the provisions of this Article XII.

                                 ARTICLE XIII

                  Survival of Representations and Warranties
                  ------------------------------------------

          All statements of fact, representations and warranties, covenants, certificates, schedules, letters, documents or other instruments delivered by or on behalf of any party hereto to the other pursuant to the terms of this Agreement shall be deemed to be representations and warranties under this Agreement, shall be deemed made both at the date made and at the Closing Date and all of same shall (notwithstanding any exception, examination or audit made by any person) survive the Closing Date and remain in full force and effect and unimpaired until the Survival Date.

                                  ARTICLE XIV

                      Failure to Close Because of Default
                      -----------------------------------

          14.1  Seller Default:  In the event that the Closing is not
                --------------
consummated on or before the Cut-Off Date, by virtue of a default made by Sellers in the observance or in the due and timely performance of any of the covenants or agreements herein contained to be performed by any of Sellers, Buyer shall be entitled, at its election, to specific performance of any of the agreements contained in Section 11.2 hereof or to exercise any other legal or equitable remedies to which it may otherwise be entitled with respect to enforcement of such agreements, including the right to institute Proceedings and recover its Damages.

          14.2  Buyer's Default:  In the event that the Closing is not
                ---------------
consummated on or before the Cut-Off Date, through no fault of Sellers and by virtue of the default of Buyer in the due and timely performance of any of the covenants or agreements herein contained to be performed by Buyer, Company, at its election, shall be entitled to specific performance of any of the agreements contained in Section 11.2 hereof or to exercise any other legal or equitable remedies to which it may otherwise be entitled with respect to enforcement of such agreements, including the right to institute Proceedings and recover its Damages.

                                   ARTICLE XV

                                 Miscellaneous
                                 -------------

          15.1  Notices.  All notices, requests, demands, and other
                -------
communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or when deposited in the United States Mails and transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or when sent by prepaid overnight delivery service, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

               If to Buyer:      Consolidated Forest Products, Inc.
                                 ATTN:  Chairman of the Board
                                 1300 So. University Dr., Suite 200
                                 Fort Worth, Texas 76107; and

               With a copy to:   Richard S. Tucker
                                 Jackson & Walker, L.L.P.
                                 777 Main Street, Suite 1800
                                 Fort Worth, Texas 76102-5306

               If to Company:    Consolidated Forest Products, L.L.C.
                                 c/o The Hackney Group, Inc.
                                 No. 2 Office Park Circle, Suite One
                                 Birmingham, Alabama 35223

               With a copy to:   Thomas A. Ritchie, Esq.
                                 Ritchie & Rediker, L.L.C.
                                 312 North 23rd Street
                                 Birmingham, Alabama 35203

               If to Sellers:    Sellers' Agent
                                 T. Morris Hackney
                                 No. 2 Office Park Circle, Suite One
                                 Birmingham, Alabama 35223

          15.2  Place of Performance.  This Agreement and all obligations
                --------------------
hereunder are fully performable in Birmingham, Alabama. This Agreement has been delivered at and the transfers contemplated by this Agreement have been consummated in Birmingham, Alabama. This Agreement and the Ancillary Agreements shall be construed in accordance with and governed by the internal substantive Laws, not the Law of conflicts, of the State of Alabama.

          15.3  Captions.  The captions used herein are for administrative and
                --------
convenience purposes only and shall not be construed in interpreting this Agreement.

          15.4  Gender.  Whenever the context so requires, the masculine shall
                ------
include the feminine and neuter, and the singular shall include the plural, and conversely.

          15.5  Invalidity.  If any portion of this Agreement shall be held
                ----------
invalid or inoperative, then so far as reasonable and possible:

                (1) The remainder of this Agreement shall be considered valid and operative; and

                (2) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

          15.6  Amendment.  This Agreement may be amended from time to time by
                ---------
an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "amendment" to the Agreement.

          15.7  Waiver.  The failure of any party to insist in one or more
                ------
instances upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition, but the obligation of any party with respect thereto shall continue in full force and effect.

          15.8  Counterparts.  This Agreement may be executed in several
                ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

          15.9  Remedies.  Each party hereto acknowledges that a remedy at law
                --------
for any breach or attempted breach of this Agreement will be inadequate, agrees that such other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach of attempted breach and further agrees to waive any requirement for securing or posting of any bond in connection with the obtaining of such injunctive or other equitable relief. Such remedies shall be cumulative and not exclusive and shall be in addition to any other rights or remedies any party may have against the other.

          15.10  Attorneys' Fees.  If any action at law or in equity, including
                 ---------------
any action for injunctive or declaratory relief, is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose and which fees and expenses shall be in addition to any other relief which may be awarded.

          15.11  Time of Essence.  Time shall be of the essence of this
                 ---------------
Agreement and the Ancillary Agreements and throughout the term of this Agreement and the Ancillary Agreements.

          15.12  Binding Effect.  This Agreement and the Ancillary Agreements
                 --------------
and schedules attached hereto, as well as all covenants, agreements, representatives, warranties or obligations contained in any of same shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns (if permitted), receivers, trustees or other legal representatives. Buyer shall have the right to assign this Agreement and all rights, remedies or privileges or benefits hereunder to any Affiliate of Buyer. Notwithstanding any other provision herein or in any Ancillary Agreement, neither this Agreement nor any of the Ancillary Documents shall create benefits on behalf of any person who is not a party hereto.

          15.13  Entire Agreement.  This Agreement (and the exhibits and
                 ----------------
schedules attached hereto) contains the entire agreement between the parties hereto with respect to the within subject matter and supersedes any and all prior agreements, whether written or oral, with respect thereto.

          15.14  Mediation; Arbitration.  If at any time a dispute or
                 ----------------------
controversy should arise between Sellers and Buyer (the "Contestants") with respect to an interpretation or the enforceability of any of the provisions of this Agreement or with respect to any of the covenants or agreements contained in this Agreement, the Contestants shall meet in the Birmingham, Alabama metropolitan area at a mutually agreed upon time and place within thirty (30) days of the receipt of notice by any Contestant from any other Contestant to meet to attempt to settle such dispute or controversy. If, as a result of such meeting or any mutually agreed subsequent meetings held within thirty (30) days thereafter, the Contestants are unable or unwilling to agree on an appropriate resolution of such dispute or controversy, then and in such event such dispute or controversy shall be submitted by the parties to binding arbitration to be conducted before a panel of arbitrators (i) if such arbitration is requested by the Sellers, in the Dallas-Fort Worth metropolitan area in accordance with the Texas Rules of Civil Procedure and unless inconsistent, the Commercial Arbitration Rules of the American Arbitration Association (or any successor organization thereto) as then in effect (the "AAA Rules") or (ii) if such arbitration is requested by the Buyer, in the Birmingham, Alabama metropolitan area in accordance with the Alabama Rules of Civil Procedure and unless inconsistent, the AAA Rules. Any arbitration decision shall be final and conclusive upon the Contestants, it being expressly agreed and understood by the Contestants that any specific issue or issues relating to disputes so determined shall not be the subject of any further dispute among the Contestants or the subject of any further arbitration under this Section 15.14. The arbitrator's award in any such arbitration shall be final and binding and a judgment upon such award may be enforced by any court of competent jurisdiction. The expenses of such arbitration, including the fees of the arbitrators, shall be borne equally between the Contestants unless otherwise specified in the award. Each Contestant shall pay the fees and expenses of its own witnesses. The prevailing Contestant shall be entitled to recover its attorneys' fees and expenses unless otherwise specified in the award.

          15.15  Business Records.  Company shall have reasonable access to and
                 ----------------
the right to photocopy (with assistance of Buyer's employees) all records related to the operation of the Business subsequent to Closing for a period of up to five (5) years for accounting and income tax return purposes, and with respect to litigation and administration of Excluded Assets and Retained Liabilities.

     15.16  Guaranty of Buyer's Obligations.  To induce the Sellers to enter
            -------------------------------
into this Agreement and to induce Sellers to approve the transactions contemplated therein, Kevco, Inc., a Texas corporation, and sole shareholder of Kevco Delaware, Inc., Buyer's parent, does hereby join in this Agreement for the sole and express purpose of unconditionally guaranteeing the prompt payment of all of the Buyer's payment obligations and performance of all other obligations of the Buyer under this Agreement including, without limitation, (i) the payment of the Purchase Price and payment and due performance of the Assumed Liabilities, or (ii) payment of all Damages of Sellers for which Buyer is responsible pursuant to the indemnification provisions of Article XII.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                     BUYER:

                                     CONSOLIDATED FOREST PRODUCTS, INC.



                                     By:  /s/ Jerry E. Kimmel
                                        ----------------------------------------
                                             Its:  Chairman of the Board


                                     COMPANY:

                                     CONSOLIDATED FOREST
                                     PRODUCTS, L.L.C.


                                     By:  /s/ O'Neal Miller
                                        ----------------------------------------
                                        O'Neal Miller
                                     Its: Member


                                     By:  /s/ T. Morris Hackney
                                        ----------------------------------------
                                        T. Morris Hackney
                                     Its: Member



                                     SELLERS' AGENT:


                                     By:  /s/ T. Morris Hackney
                                        ----------------------------------------
                                        T. Morris Hackney


MEMBERSHIP INTEREST                  MEMBERS OF COMPANY:
    PERCENTAGE
    ----------
                                        /s/ T. Morris Hackney
                                     -------------------------------------------
       55%                           T. Morris Hackney

                                        /s/ O'Neal Miller
                                     -------------------------------------------
       10%                           O'Neal Miller

                                        /s/ Sandra Miller
                                     -------------------------------------------
       12.5%                         Sandra Miller

                                        /s/ Randall Dodd
                                     -------------------------------------------
       5%                            Randall Dodd

                                        /s/ Kyle Miller
                                     -------------------------------------------
       5%                            Kyle Miller

                                        /s/ Harold Sigler
                                     -------------------------------------------
       2.5%                          Harold Sigler

                                        /s/ Richard Roberson
                                     -------------------------------------------
       2.5%                          Richard Roberson

                                        /s/ Eddie Gamble
                                     -------------------------------------------
       2.5%                          Eddie Gamble

                                        /s/ Scott Crumpton
                                     -------------------------------------------
       2.5%                          Scott Crumpton

                                        /s/ Rebecca Postell
                                     -------------------------------------------
       1.25%                         Rebecca Postell

                                        /s/ Don Lowman
                                     -------------------------------------------
       1.25%                         Don Lowman


                                     KEVCO, INC.
                                     (for purposes of Section 15.16)


                                     By:  /s/ Jerry E. Kimmel
                                        ----------------------------------------
                                        Jerry E. Kimmel
                                        Its Chairman of the Board
                                        and President

                                  DEFINITIONS
                                  -----------

     Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

     "Accountants" means Coopers & Lybrand, L.L.P.

     "Affiliate" means, with respect to any Person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

     "Ancillary Agreements" means, collectively the Bill of Sale, Assumption Agreement, the Notes, the Employment Agreements and the Non-Compete Agreements.

     "Applicable Law" means any Law of any Governmental Entity to which a specified Person or property is subject.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that primarily forms or is likely to be the primary cause for any specified consequence.

     "Business" means the manufacture, distribution and sale of wood trusses, other wood products, raw lumber and/or notched lumber to the furniture manufacturing, manufactured housing and recreational vehicle industires, and the supply and rendering of other services ancillary and incidental thereto.

     "Business Day" refers to a day, other than a Saturday or a Sunday, on which commercial banks are required or authorized to be open in the City of Fort Worth, Texas.

     "Code" means Internal Revenue Code of 1986, as amended.

     "Contracts" refers to, collectively, all oral or written contracts, agreements, commitments, instruments, guaranties, bids and proposals to which Company is a party as of the date specified, all unfilled orders outstanding as of the Closing Date for the purchase of raw materials, goods or services, and all unfilled orders outstanding as of the Closing Date for the sale of raw materials, goods or services.

     "Costs of Remediation" refers to all Damages arising out of or related to
(i) those items listed or referred to on Schedule 4.32; (ii) the presence of any Hazardous Materials existing as of the Closing Date at any Owned Real Property or Leased Property at or to which the Company disposed, transported, stored, treated or arranged to dispose Hazardous Materials prior to the Closing Date (including, without limitation, off-site liability under any Environmental Law arising from or in connection with transportation, treatment, storage disposal, or arranging for disposal of Hazardous Materials); and (iii) the Release of any Hazardous Materials on or before the Closing Date from any of such property, including, without limitation, fees for services of attorneys, consultants, contractors, experts and laboratories, and all other out-of-pocket costs, incurred in connection with investigation, characterization, remediation or mitigation thereof.

          "Damages" refers to, in respect of any obligation to indemnify any Person, pursuant to the terms of this Agreement, any losses, amounts paid in settlement, Taxes, claims, damages, liabilities, obligations, judgments, settlements, diminution in value, and costs and expenses (including costs of investigation or enforcement or supported by any Indemnified Party and attorneys' fees), including all special or punitive damages which are assessed against or supported by an Indemnified Party for any reason.

          "Employee Benefit Plans" refers to an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan where no distinction is required by the context in which the term is used.

          "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

          "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA.

          "Encumbrance" means any Lien.

          "Environmental Laws" refers to any existing federal, state, or local statute, regulation or ordinance, or any existing judicial or administrative decree or decision with respect to any Hazardous Materials, drinking water, ground water, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term will encompass each of the following statutes, and the regulations promulgated thereunder, in each case as in effect as of Closing: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) Occupational Safety and Health Act of 1970, as amended, (c) the Resource Conservation and Recovery Act of 1976, as amended, (d) the Hazardous Material Transportation Act, as amended,
(e) the Toxic Substances Control Act, as amended, (f) the Clean Water Act, as amended, (g) comparable state and local Laws, and (h) other health, safety and environmental protection Laws in effect on the date of this Agreement and as of the date of Closing.

          "ERISA" refers to the Employee Retirement Income Security Act of 1974 as amended.

     "GAAP" refers to generally accepted accounting principles as in effect from time to time.

     "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

     "Hazardous Materials" means any substance, material or waste which is regulated by any applicable local, state or federal Governmental Entity, including without limitation, any material, substance or waste which is defined as "hazardous", "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", "restricted hazardous waste", "pollutant", "contaminant", "toxic substance" or "toxic waste" under any provision of any applicable Environmental Law, and includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

     "HSR Act" refers to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

     "Indebtedness" means any obligation, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures, or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared on a consolidated basis in accordance with GAAP, or (iii) guaranties, direct or indirect, in any manner, of all or any part of any Indebtedness of any Person.

     "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, inventions, brand names, labels, customer lists, logos, rights in computer software, rights granted or retained in licenses under any of the foregoing, and similar rights utilized by Company or Buyer, as the case may be, in its business and all registrations, applications, licenses and rights with respect to any of the foregoing.

     "Knowledge" as applied to either Sellers or Buyer, refers to the actual knowledge, after due inquiry, of any of Sellers or of any officer, manager, or director of Company or Buyer or other representative having responsibility for such matters.

     "Law" means all applicable federal, state, local, foreign or other laws (including common law), statutes, ordinances, regulations, rules, codes, writs, judgments, orders or decrees.

     "Lien" refers to any mortgage, pledge, security agreement, charge, restriction, easement or other encumbrance of any type or character.

     "Material" as applied to any matter means having a value or effect of at least $25,000 individually or in the aggregate.

     "Material Adverse Effect" refers to a material adverse effect with respect to the results of operations, properties, operations or financial condition of Company or Buyer, as the case may be, or its business, taken a whole.

     "Permits" refers to any licenses, permits, franchises, consents, approvals, variances and other authorizations of, from or required by any Governmental Entity under any applicable law.

     "Person" refers to any individual, partnership, corporation, trust, association, limited liability company, Government Entity or any department or agency thereof, or any other entity.

     "Proceedings" means all proceedings, actions, claims, suits, audits, investigations and inquiries by or before any arbitrator or Governmental Entity.

     "Release" refers to any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, burying, abandoning or disposing into the environment.

     "Tax" refers to all federal, state, local and foreign taxes, charges, fees, levies, penalties, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, withholding, social security, disability, real property, personal property, ad valorem or other tax or governmental fee of any kind whatsoever imposed or required to be withheld by any Governmental Entity, whether disputed or not.

     "Tax Return" means any tax return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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